UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.     )

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Pioneer Natural Resources Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PIONEER NATURAL RESOURCES COMPANY
5205 North O'Connor Boulevard
Suite 200
Irving, Texas 75039

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Pioneer Natural Resources Company:
Notice is hereby given that the Annual Meeting of Stockholders of Pioneer Natural Resources Company ("Pioneer" or the "Company") will be held at 5205 North O'Connor Boulevard, Suite 250, Irving, Texas 75039, on Wednesday, May 20, 2015, at 9:00 a.m. Central Time (the "Annual Meeting"). The Annual Meeting is being held for the following purposes:

1.	To elect eleven directors, each for a term to expire at the 2016 Annual Meeting of Stockholders.

2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2015.

3.	To approve on an advisory basis named executive officer compensation.

4.	To consider a stockholder proposal, if properly presented at the Annual Meeting.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on March 26, 2015. If there are not sufficient votes represented for a quorum or to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies.

Beginning on or about April 9, 2015, the Company mailed a Notice Regarding the Internet Availability of Proxy Materials (the "Notice") to its stockholders containing instructions on how to access the proxy statement and vote online, and the Company made proxy materials available to the stockholders over the Internet. Instructions for requesting a paper copy of the proxy materials are contained in the Notice.

YOUR VOTE IS IMPORTANT

Please vote over the internet at www.cstproxyvote.com or by phone at 1-866-894-0537 promptly so that your shares may be voted in accordance with your wishes and so that we may have a quorum at the Annual Meeting. If you received a paper copy of the proxy materials (which includes the proxy card), you may also vote by completing, signing and returning the paper proxy card by mail.

By Order of the Board of Directors,

Irving, Texas April 9, 2015	Mark H. Kleinman Senior Vice President, General Counsel and Secretary

TABLE OF CONTENTS

General Information	1
Item One Election of Directors	4
Compensation of Directors	12
Corporate Governance	14
Corporate Governance Guidelines	14
Board Leadership Structure	15
Director Independence	16
Director Succession	17
Meetings and Committees of the Board	17
Board's Role in Oversight of Risk Management	21
Attendance at Annual Meetings	21
Procedure for Directly Contacting the Board and Whistleblower Policy	22
Audit Committee Report	22
Compensation and Management Development Committee Report	23
Compensation Discussion and Analysis	24
Executive Compensation Tables	43
Summary Compensation Table	43
2014 Grants of Plan-Based Awards	45
Narrative Disclosure for The 2014 Grants of Plan-Based Awards Table	46
2014 Outstanding Equity Awards at Fiscal Year End	48
2014 Option Exercises and Stock Vested	50
Pension Benefits	50
2014 Non-Qualified Deferred Compensation	51
Potential Payments Upon Termination or Change in Control	53
Compensation Programs and Risk Considerations	61
Compensation and Management Development Committee Interlocks and Insider Participation	62
Security Ownership of Certain Beneficial Owners and Management	62
Section 16(a) Beneficial Ownership Reporting Compliance	63
Transactions with Related Persons	64
Item Two Ratification of Selection of Independent Registered Public Accounting Firm	65
Item Three Advisory Vote to Approve Named Executive Officer Compensation	66
Item Four Stockholder Proposal	67
Stockholder Proposals; Identification of Director Candidates	71
Solicitation of Proxies	74
Stockholder List	74
Annual Report and Other Information	74
Internet and Phone Voting	75

PROXY STATEMENT
2015 Annual Meeting of Stockholders

GENERAL INFORMATION

The Board of Directors of the Company (the "Board") requests your Proxy for the Annual Meeting of Stockholders that will be held Wednesday, May 20, 2015, at 9:00 a.m. Central Time, at 5205 North O'Connor Boulevard, Suite 250, Irving, Texas 75039. By granting the Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper Proxy. You may revoke the Proxy in writing at any time before it is exercised at the Annual Meeting by (i) delivering a written notice of the revocation to the Secretary of the Company at 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039 no later than 5:00 p.m., Central Time on May 19, 2015, (ii) submitting a new Proxy electronically through the internet or by phone, (iii) signing and delivering to the Secretary of the Company at 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039 a new Proxy with a later date, or (iv) attending the Annual Meeting and voting your shares in person. Your attendance at the Annual Meeting will not revoke the Proxy unless you give written notice of revocation to the Company's Secretary before the Proxy is exercised or unless you vote your shares in person at the Annual Meeting.

Electronic Availability of Proxy Statement and Annual Report

As permitted under the rules of the Securities and Exchange Commission (the "SEC"), the Company is making this Proxy Statement and its Annual Report available to its stockholders electronically via the internet. The Company is sending the Notice on or about April 9, 2015, to its stockholders of record as of the close of business on March 26, 2015. This Notice includes (i) instructions on how to access the Company's proxy materials electronically, (ii) the date, time and location of the Annual Meeting, (iii) a description of the matters intended to be acted upon at the Annual Meeting, (iv) a list of the materials being made available electronically, (v) instructions on how a stockholder can request paper or e-mail copies of the Company's proxy materials, (vi) any control/identification numbers that a stockholder needs to access the Proxy, and (vii) information about attending the Annual Meeting and voting in person.

Stockholders of Record and Beneficial Owners

Most of the Company's stockholders hold their shares through a broker, bank or nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with the Company's transfer agent, you are considered the stockholder of record of those shares, and the Notice is being sent directly to you by the Company's agent. If you are a stockholder of record, you have the right to vote by Proxy or to vote in person at the Annual Meeting. If you received a paper copy of the proxy materials by mail instead of the Notice, the proxy materials include a proxy card for the Annual Meeting.

Beneficial Owners. If you hold your shares in a brokerage account or through a bank or nominee, you are considered the beneficial owner of shares held in "street name," and the Notice will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker how to vote. Beneficial owners that receive the Notice by mail from the stockholder of record should follow the instructions included in the Notice to view the Proxy Statement and transmit voting instructions. If you received a paper copy of the proxy materials by mail instead of the Notice, the proxy materials include a proxy card or voting instruction form for the Annual Meeting.

Quorum and Voting

Voting Stock. The Company's common stock is the only class of securities that entitles holders to vote generally at meetings of the Company's stockholders. Each share of common stock outstanding on the record date is entitled to one vote. An automated system that the Company's transfer agent administers will tabulate the votes.

Record Date. The record date for stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 26, 2015. As of the record date, 149,376,642 shares of common stock were outstanding and entitled to be voted at the Annual Meeting.

Quorum and Adjournments. The presence, in person or by Proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present, the chairman of the Annual Meeting or the holders of a majority in voting power of the stock of the Company entitled to vote at the Annual Meeting who are present in person or by Proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, whether or not there is a quorum. No notice of the reconvened meeting is required to be given if the date, time and place are announced at the Annual Meeting. At any reconvened Annual Meeting at which a quorum is present, any business may be transacted that may have been transacted at the Annual Meeting had a quorum been present.

Effect of Broker Non-Votes and Abstentions; Vote Required. If you are a beneficial owner whose shares are held of record by a broker or nominee, you will receive instructions from the broker or nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, it may vote your shares as it decides with respect to any matter for which it has discretionary authority under the rules of the New York Stock Exchange ("NYSE").

There are also non-discretionary matters for which your broker or nominee does not have discretionary authority to vote unless it receives timely instructions from you. A broker non-vote results when a broker or nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or nominee should vote your shares and the broker or nominee indicates it does not have authority to vote such shares on its Proxy. Although broker non-votes will be counted as present at the Annual Meeting for purposes of determining a quorum, they will be treated as not entitled to vote with respect to non-discretionary matters.

If your shares are held in street name and you do not give voting instructions, pursuant to NYSE Rule 452, the record holder will only be entitled to vote your shares in its discretion with respect to the ratification of the selection of the Company's independent registered public accounting firm (Item 2). Without voting instructions from you, the record holder will not be permitted to vote your shares with respect to the election of directors (Item 1), the advisory vote regarding executive compensation (Item 3) and the stockholder proposal (Item 4). Your shares would therefore be considered "broker non-votes" with respect to these proposals.

Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

The Company's Third Amended and Restated Bylaws (the "Bylaws") provide that the election of directors (Item 1) shall be decided by the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote in the election of directors at the Annual Meeting, unless, as of the tenth day preceding the date that the Company first distributes its proxy materials for the Annual Meeting, the number of nominees exceeds the number of directors to be elected at the Annual Meeting, in which case the directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at the Annual Meeting. In order for a director nominee to be elected by the affirmative vote of a majority of the votes cast, the number of votes cast "For" the nominee must exceed the number of votes cast "Against" the nominee. Abstentions and broker non-votes will not be counted as votes cast either "For" or "Against" any nominee for director and will have no effect on the outcome of the vote for directors.

Ratification of the selection of the Company's independent registered public accounting firm (Item 2) requires the affirmative vote of the holders of a majority of the shares present in person or by Proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares "entitled to vote" on this proposal and will have the same effect as a vote "Against" the proposal. Because record holders have discretion to vote your shares on this proposal, there will be no broker non-votes.

The advisory vote to approve named executive officer compensation (Item 3) and the stockholder proposal (Item 4) require the affirmative vote of the holders of a majority of the shares present in person or by Proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares "entitled to vote" on these proposals and will have the same effect as a vote "Against" the proposals. Broker non-votes will have no effect on the outcome of the vote on these proposals. While the advisory vote to approve named executive officer compensation is required by law, it will not be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Compensation and Management Development Committee of the Board (the "Compensation Committee") will take into account the outcome of the vote when considering future executive compensation decisions.

Default Voting. A Proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the Proxy. If you properly complete and submit a Proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•	FOR the election of the eleven persons named in this Proxy Statement as the Board's nominees for election as directors.

•	FOR the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015.

•	FOR the advisory vote to approve named executive officer compensation.

•	AGAINST the stockholder proposal.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the Proxy. The Board knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

Participants in the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan

Participants in the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan (the "401(k) Plan") who have shares of common stock credited to their plan account as of the record date will have the right to direct the 401(k) Plan trustee how to vote those shares. The trustee will vote the shares in a participant's 401(k) Plan account in accordance with the participant's instructions or, if no instructions are received prior to 4:00 p.m., Central Time on May 17, 2015, the shares credited to that participant's account will be voted by the trustee in the same proportion as it votes shares for which it did receive timely instructions. Information as to how participants voted the shares credited to their 401(k) Plan account will not be disclosed to the Company.

If a participant holds common stock outside of the 401(k) Plan, the participant will need to vote those shares separately.

ITEM ONE
ELECTION OF DIRECTORS

Directors and Nominees

Upon recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the eleven individuals named below for election as directors at the Annual Meeting, each of whom is currently serving as a director of the Company.

The Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that all directors are to be elected annually. The Company's Bylaws provide for the election of directors by the majority vote of stockholders in uncontested elections. This means the number of votes cast "For" a nominee's election must exceed the number of votes cast "Against" such nominee's election in order for him or her to be elected to the Board. As a condition to being nominated, each nominee for director is required to submit an irrevocable letter of resignation that becomes effective if the nominee does not receive a majority of the votes cast in an uncontested election and the Board decides to accept the resignation. If a nominee who is currently serving as a director does not receive a majority of the votes cast for his or her election, the Board will act on the tendered resignation within 90 days after the date of the certification of the election results. If the resignation is not accepted, the Board will publicly disclose its decision and its primary rationale, and the director will continue to serve as a director until his or her successor is elected and qualified or until his or her earlier resignation or removal. If the Board accepts the resignation, the Board may fill the vacancy in accordance with the Company's Bylaws or may decrease the size of the Board.

The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the persons acting under the Proxy will vote for the election of a substitute nominee that the Board recommends.

The table below sets forth certain information, as of the date of this Proxy Statement, regarding the Company's director nominees. Following the table is additional biographical information regarding each nominee, including his or her principal occupations and business experience.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

Name	Position and Offices	Age	Director Since
Edison C. Buchanan	Director	60	2002
Andrew F. Cates	Director	44	2009
Timothy L. Dove	Director; President and Chief Operating Officer	58	2013
Phillip A. Gobe	Director	62	2014
Larry R. Grillot	Director	68	2013
Stacy P. Methvin	Director	58	2013
Royce W. Mitchell	Director	60	2014
Frank A. Risch	Director	72	2005
Scott D. Sheffield	Chairman of the Board and Chief Executive Officer	62	1997
J. Kenneth Thompson	Director	63	2011
Phoebe A. Wood	Director	61	2013

In March 2015, Mr. Charles E. Ramsey, Jr., a director of the Company since 1997, and Mr. Jim A. Watson, a director of the Company since 2004, notified the Company that they desired to retire from the Board effective as of the Annual Meeting and not to be nominated for re-election. As of the Annual Meeting, the number of directors will be decreased from thirteen to eleven.

Edison C. Buchanan

Mr. Buchanan was a Managing Director of various groups in the Investment Banking Division of Dean Witter Reynolds in their New York and Dallas offices from 1981 to 1997. In 1997, Mr. Buchanan joined Morgan Stanley Dean Witter as a Managing Director in the Real Estate Investment Banking group. During 2000, Mr. Buchanan served as Managing Director and head of the domestic Real Estate Investment Banking Group of Credit Suisse First Boston. Mr. Buchanan also served on the Board of Directors of MFA Financial, Inc. from March 2004 through May 2011. Mr. Buchanan received a Bachelor of Science degree in Civil Engineering from Tulane University and a Master of Business Administration in Finance and International Business from Columbia University Graduate School of Business. The Board believes that Mr. Buchanan is qualified to serve on the Board based on his experience and education, as summarized above, and particularly, his financial education, his extensive experience of over twenty years in investment banking, and his management experience as a senior executive with a large institution.

Andrew F. Cates

Mr. Cates is the Managing Member of Value Acquisition Fund and Chief Executive Officer of RVC Outdoor Destinations, a developer and operator of outdoor resorts.  He has acquired and asset managed commercial real estate throughout the United States within various entities, including Value Acquisition Fund, an acquisition, development, and asset management company that he founded in 2004.  After starting his career in Dallas, Texas with Crow Family Holdings and Viceroy Investments, he became the Project Developer and founding Board Chairman of Soulsville, one of the largest inner city revitalization projects in the United States. In 2000, he began working with a team of civic and business leaders that attracted the Vancouver Grizzlies NBA franchise to Memphis, Tennessee in 2001. Mr. Cates also serves on the board of the Myelin Repair Foundation. Mr. Cates earned a Bachelor of Business Administration in Finance at the University of Texas. The Board believes that Mr. Cates is qualified to serve on the Board based on his experience and education, as summarized above, and particularly, his senior executive experience and experience in business operations and asset management, as well as evaluating investments.

Timothy L. Dove

Mr. Dove has served as the Company's President and Chief Operating Officer since December 2004. He held the positions for the Company of Executive Vice President and Chief Financial Officer from February 2000 to November 2004 and Executive Vice President - Business Development from August 1997 to January 2000. Mr. Dove also served as President and Chief Operating Officer of the general partner of Pioneer Southwest Energy Partners L.P. ("Pioneer Southwest"), which was a majority-owned subsidiary of the Company, from June 2007 through the Company's acquisition of Pioneer Southwest in December 2013. Mr. Dove joined Parker & Parsley Petroleum Company, a predecessor of the Company (together with its predecessor companies, "Parker & Parsley"), in 1994 as a Vice President and was promoted to Senior Vice President - Business Development in October 1996, in which position he served until the Company's formation in August 1997. Before joining Parker & Parsley, Mr. Dove was employed with Diamond Shamrock Corp and its successor, Maxus Energy Corp., in various capacities in international exploration and production, marketing, refining, and planning and development. Mr. Dove earned a Bachelor of Science degree in Mechanical Engineering from Massachusetts Institute of Technology and received his Master of Business Administration from the University of Chicago. The Board believes that Mr. Dove is qualified to serve on the Board based on his experience and education, as summarized above, and particularly, his role as President and Chief Operating Officer of the Company, his experience as the former Chief Financial Officer of the Company, his educational background and work experience in petroleum engineering, his deep knowledge of the Company resulting from his long tenure with the Company and its predecessor, and his extensive knowledge of the energy industry.

Phillip A. Gobe

Mr. Gobe joined Energy Partners, Ltd. as Chief Operating Officer in December 2004 and became President in May 2005, and served in those capacities until his retirement in September 2007. Mr. Gobe also served as a director of Energy Partners, Ltd. from November 2005 until May 2008. Prior to that, Mr. Gobe served as Chief Operating Officer of Nuevo Energy Company from February 2001 until its acquisition by Plains Exploration & Production Company in May 2004. Prior to that time, he held numerous operations and human resources positions with Vastar Resources, Inc. and Atlantic Richfield Company and its subsidiaries. Mr. Gobe served as an independent director of the general partner of Pioneer Southwest from June 2009 until its merger with the Company in December 2013. He is also a director and Chairman of the Compensation Committee of Scientific Drilling International, Inc. Subsequent to his retirement in September 2007, Energy Partners, Ltd. filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in May 2009. Energy Partners, Ltd. emerged from bankruptcy in September of that same year. Mr. Gobe is a graduate of the University of Texas with a degree in history and earned his Master of Business Administration at the University of Louisiana in Lafayette. The Board believes that Mr. Gobe is qualified to serve on the Board based on his experience and education, as summarized above, and particularly, his extensive senior management experience in the oil and gas industry.

Larry R. Grillot

Dr. Grillot has served as the dean of the Mewbourne College of Earth and Energy at the University of Oklahoma since 2006. He has announced that he plans to retire from the university effective June 30, 2015. Dr. Grillot is a member of the American Association of Petroleum Geologists, the Society of Exploration Geophysicists and the Society of Petroleum Engineers. Prior to his role at the University of Oklahoma, from 1973 until his retirement in 2003, Dr. Grillot worked for Phillips Petroleum Company in a variety of technical and managerial positions in exploration and production, including Manager of E&P Technology and Services, Upstream Technology and Project Development, Manager of International Exploration, President and Region Manager for Phillips Petroleum Canada Limited and Manager of E&P Planning. Dr. Grillot graduated from Mississippi State University with a Bachelor of Science degree in

Physics and then earned master's and doctoral degrees in geological sciences from Brown University. The Board believes that Dr. Grillot is qualified to serve on the Board based on his experience and education, as summarized above, and particularly, his extensive technical experience as a geophysicist and his senior executive experience with a major integrated oil company.

Stacy P. Methvin

Ms. Methvin was Vice President, Refining Margin Optimization of Shell Oil Company ("Shell") from 2011 until her retirement in 2012, and from 2009 until 2010, she was Vice President, Global Distribution of Shell. Ms. Methvin also held various other operational and management roles in the upstream, downstream and chemical businesses during her tenure at Shell and its subsidiaries that began in 1979, including President, Shell Louisiana E&P Company, President, Shell Deer Park Refining Company, President Shell Pipeline Company LP, President, Shell Chemical LP, Vice President, Strategy and Portfolio for the downstream business. She also serves on the board of the Houston Zoo and is a member of the finance and systems quality committee of the Board of Memorial Hermann Hospital System and a trustee for the Springside Chestnut Hill Academy in Philadelphia. She has been an appointee on the Louisiana Governor's Commission for Coastal Restoration and Protection since 2003. Ms. Methvin graduated from Princeton University with a Bachelor of Arts degree in Geological and Geophysical Sciences. The Board believes that Ms. Methvin is qualified to serve on the Board based on her experience and education, as summarized above, and particularly, her extensive executive experience in upstream, downstream and chemical businesses with a major integrated oil company.

Royce W. Mitchell

Mr. Mitchell has been an executive consultant, focusing on advising management and audit committees of exploration and production companies, since January 2005, except for the period from April 2008 through December 2008 when he served as Chief Financial Officer of Frac Tech Services, Ltd. Mr. Mitchell served as Executive Vice President, Chief Financial Officer and Chief Accounting Officer of Key Energy Services, Inc. from January 2002 to January 2005. Before joining Key Energy Services, Inc., he was a partner with KPMG LLP from April 1986 through December 2001 specializing in the oil and gas industry. Mr. Mitchell served as an independent director and audit committee chairman of the general partner of Pioneer Southwest from April 2008 until its merger with the Company in December 2013. He received a Bachelor of Business Administration degree from Texas Tech University and is a certified public accountant. The Board believes that Mr. Mitchell is qualified to serve on the Board based on his experience and education, as summarized above, and particularly, his extensive experience in accounting matters focused on the oil and gas industry, developed through experience with both an outside accounting firm and companies in the industry.

Frank A. Risch

Mr. Risch joined Exxon Corporation in 1966 as a financial analyst in New York and subsequently held various positions in finance, planning, marketing and general management with Exxon and its operating affiliates in the U.S. and abroad for nearly 38 years. He retired in July 2004 as Vice President and Treasurer (and principal financial officer) of Exxon Mobil Corporation. Mr. Risch is a member of the Business Board of Advisors of the Tepper School of Business at Carnegie Mellon University and Financial Executives International, and is active in civic and community organizations, serving as Immediate Past Chairman and Life Trustee of the Board of the Dallas Theater Center; Chairman of the Board of Communities Foundation of Texas; and member of the Boards of the ATT Performing Arts Center, Dallas CASA (Court Appointed Special Advocates) and the Dallas Holocaust Museum. Mr. Risch also served on the Board of Directors of the general partner of Susser Petroleum Partners LP, a master limited partnership, from September 2013 until its acquisition in August 2014. Mr. Risch holds a Bachelor of Science degree in Business Administration from Pennsylvania State University and a Master of Science degree in Industrial Administration from Carnegie Mellon University. The Board believes that Mr. Risch is qualified to serve on the Board based on his experience and education, as summarized above, and particularly, his extensive experience as an employee and executive in the oil and gas industry for almost 40 years, including his role, at the time of his retirement, as principal financial officer of Exxon Mobil Corporation.

Scott D. Sheffield

Mr. Sheffield has held the position of Chief Executive Officer ("CEO") for the Company since August 1997 and assumed the position of Chairman of the Board of Directors for the Company in August 1999. He was President of the Company from August 1997 to November 2004. Mr. Sheffield also served as Chief Executive Officer and director from June 2007, and as Chairman of the Board from May 2008, of the general partner of Pioneer Southwest until its merger with the Company in December 2013. Mr. Sheffield was the Chairman of the Board of Directors and Chief Executive Officer of Parker & Parsley from January 1989 until the Company was formed in August 1997. Mr. Sheffield joined Parker & Parsley as a petroleum engineer in 1979, was promoted to Vice President - Engineering in September 1981, was elected President and a Director in April 1985, and became Parker & Parsley's Chairman of the Board and Chief Executive Officer in January 1989. Before joining Parker & Parsley, Mr. Sheffield was employed as a production and reservoir engineer for Amoco Production Company. Mr. Sheffield also serves as a director of Santos Limited, an Australian exploration and production company. Mr. Sheffield is a distinguished graduate of the University of Texas with a Bachelor of Science degree in Petroleum Engineering. The Board believes that Mr. Sheffield is qualified to serve on the Board based on his experience and education, as summarized above, and particularly, his role as CEO of the Company, his educational background and work experience in petroleum engineering, his deep knowledge of the Company resulting from his long tenure with the Company and its predecessor, and his extensive knowledge of the energy industry. Mr. Sheffield's severance agreement provides that his failure to be re-elected constitutes "good reason" under his severance agreement whether or not his resignation is accepted by the Board, which would entitle him to terminate his employment and receive the benefits described in the section below entitled "Potential Payments upon Termination or Change in Control."

J. Kenneth Thompson

Mr. Thompson has served as the President and Chief Executive Officer of Pacific Star Energy LLC, a privately held oil and gas investment firm in Alaska, since September 2000, and as Managing Director of Alaska Venture Capital Group LLC, a privately held oil and gas exploration company in which Pacific Star Energy LLC owns an interest, from December 2004 to December 2012. Mr. Thompson's experience includes serving as Executive Vice President of Atlantic Richfield Company's ("ARCO") Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China and Singapore from 1998 to 2000, and President and Chief Executive Officer of ARCO Alaska, Inc., the parent company's oil and gas producing division based in Anchorage, from June 1994 to January 1998. He also served as executive head of ARCO's oil and gas research and technology center from 1993 to 1994. Mr. Thompson also serves as a director of Coeur d'Alene Mines Corporation, a company engaged in the operation, ownership, development and exploration of silver and gold mining property, Alaska Air Group, Inc., a holding company for Alaska Airlines and Horizon Air Industries, and Tetra Tech, Inc., an engineering consulting firm, as well as on the non-profit board of Provision Ministry Group. Mr. Thompson received a Bachelor of Science degree in Petroleum Engineering from Missouri University of Science & Technology. The Board believes that Mr. Thompson is qualified to serve on the Board based on his experience and education, as summarized above, and particularly, his educational background in petroleum engineering and experience as a senior executive with a major integrated oil company and as a chief executive officer, which bring to the Board significant leadership, risk management, operations, strategic planning, engineering, environmental, safety and regulatory experience.

Phoebe A. Wood

Ms. Wood has been a principal at CompaniesWood, a consulting firm specializing in early stage investments, since 2008. She was Executive Vice President and Chief Financial Officer of Brown-Forman Corporation, a diversified consumer products manufacturer, from 2001 to 2006, and Vice Chairman and Chief Financial Officer from 2006 to 2008. Prior to Brown-Forman Corporation, Ms. Wood was Vice President, Chief Financial Officer and a Director of Propel Corporation (a subsidiary of Motorola) from 2000 to 2001. Previously, Ms. Wood served in various capacities during her tenure at ARCO from 1976 to 2000. Ms. Wood currently serves on the Boards of Directors of Coca-Cola Enterprises Inc., a major bottler and distributor of Coca-Cola products, Invesco Ltd., a global investment management company, and Leggett & Platt, Incorporated, a diversified manufacturer, as well as on the boards of trustees for the University of Louisville, the Gheens Foundation and the American Printing House for the Blind. Ms. Wood graduated from Smith College with an A.B. degree in Psychology and then earned a Master of Business Administration from the University of California Los Angeles. The Board believes that Ms. Wood is qualified to serve on the Board based on her experience and education, as summarized above, and particularly, her extensive experience as a financial executive, including in the oil and gas industry, and her experience on the boards and audit committees of a number of public companies.

Executive Officers

The following table sets forth certain information, as of the date of this Proxy Statement, regarding the Company's executive officers. All of the Company's executive officers serve at the discretion of the Board. There are no family relationships among any of the Company's directors or executive officers.

Name	Position	Age
Scott D. Sheffield	Chairman of the Board and Chief Executive Officer	62
Timothy L. Dove	President and Chief Operating Officer	58
Mark S. Berg	Executive Vice President, Corporate	56
Chris J. Cheatwood	Executive Vice President, Business Development and Geoscience	54
Richard P. Dealy	Executive Vice President and Chief Financial Officer	49
J. D. Hall	Executive Vice President, Southern Wolfcamp Operations	49
Danny L. Kellum	Executive Vice President, Permian Operations	60
Kenneth H. Sheffield, Jr.	Executive Vice President, South Texas Operations	54
Mark H. Kleinman	Senior Vice President, General Counsel and Corporate Secretary	53
Margaret M. Montemayor	Vice President and Chief Accounting Officer	37

The biographical information for Messrs. Sheffield and Dove may be found above under "Directors and Nominees."

Mark S. Berg. Mr. Berg was elected the Company's Executive Vice President and General Counsel in April 2005, and has served as Executive Vice President, Corporate, with responsibility for the Company's legal, land, regulatory, government relations, and communications departments, since May 2014. Mr. Berg also served as Executive Vice President, General Counsel and Assistant Secretary of the general partner of Pioneer Southwest from June 2007 through the Company's acquisition of Pioneer Southwest in December 2013. Prior to joining the Company, Mr. Berg served as Executive Vice President, General Counsel and Secretary of American General Corporation, a Fortune 200 diversified financial services company, from 1997 through 2002. Subsequent to the sale of American General to American International Group, Inc., Mr. Berg joined Hanover Compressor Company as Senior Vice President, General Counsel and Secretary. He served in that capacity from May 2002 through April 2004. Mr. Berg began his career in 1983 with the Houston-based law firm of Vinson & Elkins L.L.P. He was a partner with the firm from 1990 through 1997. Mr. Berg graduated Magna Cum Laude and Phi Beta Kappa with a Bachelor of Arts degree from Tulane University in 1980. He earned his Juris Doctorate with honors from the University of Texas School of Law in 1983.

Chris J. Cheatwood. Mr. Cheatwood was elected the Company's Executive Vice President, Business Development and Geoscience in November 2011. Mr. Cheatwood had previously served the Company as Executive Vice President, Business Development and Technology since February 2010, as Executive Vice President, Geoscience from November 2007 until February 2010, as Executive Vice President - Worldwide Exploration from January 2002 until November 2007, as Senior Vice President - Worldwide Exploration from December 2000 to January 2002, and as Vice President - Domestic Exploration from July 1998 to December 2000. Mr. Cheatwood also served as an Executive Vice President of the general partner of Pioneer Southwest from June 2007 through the Company's acquisition of Pioneer Southwest in December 2013. Before joining the Company, Mr. Cheatwood spent ten years with Exxon Corporation. Mr. Cheatwood is a graduate of the University of Oklahoma with a Bachelor of Science degree in Geology and earned his Master of Science degree in Geology from the University of Tulsa.

Richard P. Dealy. Mr. Dealy was elected the Company's Executive Vice President and Chief Financial Officer in November 2004. Mr. Dealy held positions for the Company as Vice President and Chief Accounting Officer from February 1998 to November 2004, and Vice President and Controller from August 1997 to January 1998. Mr. Dealy also served as Executive Vice President, Chief Financial Officer, Treasurer and Director of the general partner of Pioneer Southwest from June 2007 through the Company's acquisition of Pioneer Southwest in December 2013. Mr. Dealy joined Parker & Parsley in July 1992 and was promoted to Vice President and Controller in 1996, in which position he served until August 1997. He is a Certified Public Accountant, and before joining Parker & Parsley, he was employed by KPMG LLP. Mr. Dealy graduated with honors from Eastern New Mexico University with a Bachelor of Business Administration degree in Accounting and Finance.

J. D. Hall. Mr. Hall was elected Executive Vice President, Southern Wolfcamp Operations in August 2014. Mr. Hall had previously held positions for the Company as Senior Vice President, South Texas Operations from June 2013 to August 2014, Vice President, South Texas Operations from February 2013 to June 2013, Vice President, South Texas Asset Team from September 2012 to February 2013, and Vice President, Eagle Ford Asset Team from January 2010 to September 2012. Prior to his positions in South Texas, he was the Operations Manager in Alaska from January 2005 to January 2010. He previously held several positions with the Company, including managing offshore, onshore and international projects. He began his career with a predecessor company, MESA, Inc. ("MESA"), in 1989. He has a Bachelor of Science degree in Mechanical Engineering from Texas Tech University and is a Registered Professional Engineer in Texas.

Danny L. Kellum. Mr. Kellum was elected the Company's Executive Vice President - Permian Operations in February 2010. Mr. Kellum had previously served the Company as Executive Vice President - Domestic Operations since May 2000, and as Vice President - Domestic Operations from August 1999 until May 2000, and Vice President - Permian Division from August 1997 until December 1999. Mr. Kellum also served as an Executive Vice President from June 2007, and director from June 2009, of the general partner of Pioneer Southwest through the Company's acquisition of Pioneer Southwest in December 2013. Mr. Kellum joined Parker & Parsley as an operations engineer in 1981 after a brief career with Mobil Oil Corporation, and his service with Parker & Parsley included serving as Spraberry District Manager from 1989 until 1994 and as Vice President of the Spraberry and Permian Division until August 1997. He received a Bachelor of Science degree in Petroleum Engineering from Texas Tech University in 1979.

Kenneth H. Sheffield, Jr. Mr. Sheffield was elected as Executive Vice President, South Texas Operations in August 2014. Mr. Sheffield has previously served the Company in a number of executive positions, including as Senior Vice President, Operations and Engineering from June 2013 to August 2014, Vice President, Corporate Engineering from November 2011 to June 2013, and President of the

Company's Alaska subsidiary from September 2002 to November 2011. Mr. Sheffield joined MESA in June 1982 and held a number of supervisory and technical positions with MESA in the areas of drilling, production, reservoir engineering and acquisitions until being promoted to Vice President Acquisitions & Development in 1996. He is a graduate of Texas A&M University with a Bachelor of Science degree in Petroleum Engineering.

Mark H. Kleinman. Mr. Kleinman was elected Senior Vice President and General Counsel in January 2014, and has served the Company as Corporate Secretary since June 2005. He also held the positions of Vice President from May 2006 until January 2014 and Chief Compliance Officer from May 2006 until May 2013. Mr. Kleinman also served as Vice President and Secretary of the general partner of Pioneer Southwest from June 2007 until April 2008, and as its Vice President and Chief Compliance Officer from April 2008 through December 2013. Prior to joining the Company, Mr. Kleinman was Vice President and General Counsel of Inet Technologies, Inc., a communications software provider, from 2000 until its acquisition in 2004, and Assistant General Counsel of Sterling Software, Inc., a computer software provider, from 1996 until its acquisition in 2000. Mr. Kleinman earned a Bachelor of Arts degree in Government from the University of Texas and graduated, with honors, from the University of Texas School of Law.

Margaret M. Montemayor. Ms. Montemayor was elected the Company's Vice President and Chief Accounting Officer effective March 2014. Ms. Montemayor had previously served the Company as Vice President and Corporate Controller since January 2014, Corporate Controller from April 2012 to December 2013, and Director of Technical Accounting and Financial Reporting from June 2010 to March 2012. Prior to joining the Company, Ms. Montemayor served as Manager at PricewaterhouseCoopers LLP since June 2006. Ms. Montemayor graduated from St. Mary's University in San Antonio, Texas with a Bachelor of Business Administration degree in Accounting and a Master of Business Administration.

COMPENSATION OF DIRECTORS

2014 Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors during 2014.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards (1) ($) (c)	All Other Compensation (2) ($) (g)	Total ($) (h)
Current Directors
Edison C. Buchanan	$50,009	$244,631	$1,647	$296,287
Andrew F. Cates	$50,183	$229,164	$1,590	$280,937
Phillip A. Gobe (3)	$12,772	$326,628	$1,075	$340,475
Larry R. Grillot	$50,183	$229,164	$58	$279,405
Stacy P. Methvin	$50,183	$229,164	$—	$279,347
Royce W. Mitchell (3)	$12,772	$326,628	$299	$339,699
Charles E. Ramsey, Jr. (4)	$50,026	$254,807	$5,000	$309,833
Frank A. Risch	$50,009	$244,631	$—	$294,640
J. Kenneth Thompson	$50,306	$239,525	$3,197	$293,028
Jim A. Watson (4)	$50,183	$229,164	$343	$279,690
Phoebe A. Wood	$50,183	$229,164	$—	$279,347
Former Directors
Thomas D. Arthur (5)	$25,000	$—	$720	$25,720
R. Hartwell Gardner (5)	$25,000	$—	$1,227	$26,227
___________

(1)
Stock awards represent the aggregate grant date fair value attributable to restricted stock unit ("RSU") awards granted in 2014, determined in accordance with Financial Accounting Standards Board of Accounting Standards Codification Topic 718 ("FASB ASC 718"). Accordingly, the Company valued its RSU awards based on the market-quoted closing price of the Company's common stock on the last trading day prior to the grant date of the awards. Additional detail regarding the Company's share-based awards is included in Note H of Notes to Consolidated Financial Statements included in "Item 8. Financial Statements and Supplementary Data" in the Company's Annual Report on Form 10-K for the year ended December 31, 2014. Aggregate director stock awards for which restrictions had not lapsed as of December 31, 2014, totaled (i) 564 shares for Messrs. Cates and Watson; (ii) 602 shares for Messrs. Buchanan and Risch; (iii) 1,190 shares for Messrs. Gobe and Mitchell; (iv) 1,231 shares for Dr. Grillot and Mses. Methvin and Wood; (v) 626 shares for Mr. Ramsey; and (vi) 598 shares for Mr. Thompson. In accordance with director deferral elections, awards for which restrictions had lapsed but for which share issuance has been deferred as of December 31, 2014 totaled 22,857 shares for Mr. Buchanan, 255 shares for Mr. Gobe, 562 shares for Dr. Grillot, 255 shares for Mr. Mitchell, 4,417 shares for Mr. Watson and 2,020 shares for Ms. Wood. The Company did not issue to the directors any options to purchase the Company's common stock during 2014, and the directors did not hold any unexercised stock options as of December 31, 2014.

(2)
Amounts reported in the All Other Compensation column consist of certain travel and entertainment costs of directors and their spouses (if applicable) related to attendance at Board or committee meetings or director education seminars, and, in the case of Mr. Ramsey, an amount equal to $5,000, representing a matching contribution made by the Company under its Matching Gifts to Educational Institutions Policy.

(3)	Messrs. Gobe and Mitchell joined the Board in July 2014.

(4)	In March 2015, Messrs. Ramsey and Watson notified the Company that they desired to retire from the Board effective as of the Annual Meeting and not be nominated for re-election.

(5)	Messrs. Arthur and Gardner ceased to serve on the Board effective as of the 2014 Annual Meeting.

General

The elements of compensation for the Company's non-employee directors for the 2014-2015 director year, which began as of the 2014 Annual Meeting, are as follows:

•	Each non-employee director received a cash annual base retainer fee of $50,000.

•	Each non-employee director received an annual grant of RSUs, valued at $225,000 based on the methodology described below.

•
The Lead Director received an additional annual retainer of $25,000, and the chairmen of the Audit Committee and the Compensation Committee each received an additional annual retainer of $15,000, in each case, payable in the form of RSUs.

In August 2014, the Board revised the compensation program to include an additional annual retainer of $15,000 for the chair of the Health, Safety and Environment Committee payable in the form of RSUs, and Mr. Thompson received a pro rata portion of that retainer at that time.

All of the RSUs received in payment of non-employee directors' annual fees vest quarterly on a pro rata basis during the director year, and the price that is used to calculate the number of RSUs granted is based on an average of the closing stock prices over the 30 trading days prior to the date of the annual meeting of stockholders. The vesting of ownership and the lapse of transfer restrictions on RSUs awarded to non-employee directors is accelerated in the event of the death or disability of the director or a change in control of the Company.

Unless a deferral election is made, RSUs are paid in shares of the Company's common stock promptly following the vesting date. Non-employee directors may elect to defer settlement of their RSUs until the earliest to occur of (i) the one-year anniversary of the director's retirement, resignation, or removal from the Board, (ii) a date certain that the director specifies, (iii) the director's death or (iv) a change in control of the Company.

In July 2014, in connection with their initial election to the Board, each of Messrs. Gobe and Mitchell received grants of (i) RSUs valued at $168,750 as the pro rata portion of the normal annual grant of RSUs for directors, and (ii) RSUs valued at $150,000 as a one-time grant. The RSUs covered by these one-time grants are subject to vesting and transfer restrictions that lapse with respect to one third of the shares each year following the grant over a three year period. Retirement before the third anniversary of the grant results in pro rata vesting based on the number of quarterly meetings remaining in the three-year vesting period, and vesting is accelerated in full in the event of the death or disability of the director or a change in control of the Company.

Additionally, non-employee directors are eligible to participate in the Company's Matching Gifts to Educational Institutions Policy, pursuant to which the Company will match up to $5,000 of eligible contributions to a qualifying educational institution each year, are provided information technology support by the Company, and are reimbursed for travel and certain other related expenses to attend meetings of the Board or its committees and director education seminars and for the cost of certain trade publications. No additional fees are paid for attendance at Board or committee meetings. In those instances when a director's spouse accompanies the director to Board or committee meetings or director education seminars, the Company reimburses the director for the cost of the spouse's travel and certain related expenses. Mr. Sheffield, the Company's CEO, and Mr. Dove, the Company's President and Chief Operating Officer, do not receive additional compensation for serving on the Board.

The Compensation Committee's practice is to review the compensation program for the Company's non-employee directors every other year. In connection with this review, the Compensation Committee considers total compensation and the individual compensation components of the program and compares the Company's program to the programs of the same peer group of companies used in connection with benchmarking executive compensation. See "Compensation Discussion and Analysis-Compensation Setting Process-Benchmarking." In reviewing the non-employee directors' compensation program in November 2014, although the Committee determined that the Company's total compensation for its non-employee directors was well below the median of the peer group, the Committee determined not to recommend an increase in the program at that time in light of declining commodities prices.

Stock Ownership Guidelines for Non-Employee Directors

To support the Company's commitment to significant stock ownership, the Company has established an ownership guideline that non-employee directors own stock with a value equal to at least ten times the cash annual base retainer fee of $50,000. The non-employee directors have three years after joining the Board to meet this guideline. In evaluating compliance by directors with the stock ownership guidelines, the Compensation Committee has established procedures to minimize the effect of stock price fluctuations on the deemed value of the individual's holdings. All non-employee directors are in compliance with this ownership guideline.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company's Corporate Governance Guidelines cover the following principal subjects:

•	Role and functions of the Board and its Lead Director

•	Qualifications and independence of directors

•	Size of the Board and director selection process

•	Committee functions and independence of committee members

•	Meetings of non-employee directors

•	Self-evaluation

•	Ethics and conflicts of interest (a copy of the current "Code of Business Conduct and Ethics" is posted on the Company's website at www.pxd.com)

•	Reporting of concerns to non-employee directors or the Audit Committee

•	Compensation of the Board and stock ownership requirements

•	Succession planning and annual compensation review of senior management

•	Access to senior management and to independent advisors

•	New director orientation

•	Continuing director education

•	Review and approval of related person transactions

The Company's Corporate Governance Guidelines are posted on the Company's website at www.pxd.com/about/governance. The Corporate Governance Guidelines are reviewed periodically and as necessary by the Company's Nominating and Corporate Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines are presented to the Board for its approval.

The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership Structure

Mr. Sheffield was first elected CEO of the Company in 1997 and Chairman of the Board ("Chairman") of the Company in 1999, and has been re-elected to those positions each year since 1999. Mr. Sheffield also served as the Chairman of the Board and Chief Executive Officer of Parker & Parsley, a predecessor of the Company, from January 1989 until the formation of the Company in 1997.

The Board believes that at present the combined role of Chairman and CEO promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company's strategy and business plans. As CEO, Mr. Sheffield is best suited to ensure that critical business issues are brought before the Board, which enhances the Board's ability to develop and implement business strategies.

To maintain a strong and independent board, all directors of the Company, other than Messrs. Sheffield and Dove, are "independent" as described in more detail below. In addition, the Company's Corporate Governance Guidelines provide that if the Chairman is also the Chief Executive Officer, the Board shall have a Lead Director, who is to be an independent director designated by the Nominating and Corporate Governance Committee, which is composed entirely of independent directors, from among its members, and who will serve as the chair of the Nominating and Corporate Governance Committee. Mr. Ramsey has served as Lead Director of the Board since November 2002. Following the Annual Meeting, the Nominating and Corporate Governance Committee will designate from among its members, all of whom are independent, a director to replace Mr. Ramsey as Lead Director of the Board, who will then also become the Chairman of the committee.

The Lead Director provides, in conjunction with the Chairman of the Board, leadership and guidance to the Board, and also:

•	presides at all meetings of the Board at which the Chairman is not present, including the executive sessions of the independent directors, and has the authority to call such executive sessions;

•	in consultation with the Chairman and Secretary, approves the agenda and meeting schedules for each meeting of the Board, taking into account suggestions of other directors;

•	coordinates the nature, quality, quantity and timeliness of, and is authorized to approve, information sent to the Board in advance of meetings;

•	serves as liaison between the Chairman and the independent directors, although all of the independent directors have complete and open access to the Chairman and all members of management; and

•	serves as the Board's contact for direct employee and stockholder communications with the Board.

In addition, all directors are encouraged to suggest the inclusion of agenda items and meeting materials, and any director is free to raise at any Board meeting items that are not on the agenda for that meeting. All of these principles are set forth in the Company's Corporate Governance Guidelines.

The Board regularly meets in executive session without the presence of the CEO or other members of management. The Lead Director presides at these meetings and provides the Board's guidance and feedback to the Chairman and the Company's management team.

Given the strong leadership of the Company's Chairman and CEO, the effective counterbalancing role of the Lead Director and a Board composed of strong and independent directors, the Board believes that, at the present time, the combined role of Chairman and CEO best serves the interests of the Company and its stockholders.

Director Independence

Each year, the Board assesses the independence of its directors. In making this assessment, the Board uses the independence standards of the NYSE corporate governance rules for determining whether directors are independent, and additionally considers the rules of the SEC and the NYSE in determining independence for Audit Committee and Compensation Committee members. A director cannot be considered independent unless the Board affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE and SEC.

The Board has assessed the independence of each director and each nominee for director under the independence standards of the NYSE and affirmatively determined that all of the Board's non-employee directors (Messrs. Buchanan, Cates, Gobe, Mitchell, Ramsey, Risch, Thompson and Watson, Dr. Grillot and Mses. Methvin and Wood) are independent. The Board also determined that Messrs. Arthur and Gardner, two non-employee directors who retired from the Board in May 2014, were independent. In connection with its assessment of Mr. Gobe's independence at the time he was appointed to the Board in 2014, the Board reviewed the facts and circumstances of his role as an independent director of Scientific Drilling International, Inc. ("SDI"), a privately owned company that provides directional drilling services and other related technology services to E&P companies, including the Company. The Board concluded that Mr. Gobe is an independent director because his role at SDI is limited to that of an independent director, and the amount of business done between the Company and SDI is immaterial to both SDI and the Company (less than 1% of the SDI's gross revenues for 2013, the last full year prior to the assessment). In considering Dr. Grillot's independence, the Board reviewed the facts and circumstances of Dr. Grillot's role as dean of the Mewbourne College of Earth and Energy at the University of Oklahoma. The university is among several college institutions that were recipients of donations by the Company in 2014, totaling $200,000 to the university in 2014 (excluding the Company's matching portion of contributions by its employees), and the Company is a member of a research consortium associated with the engineering program at the university for which the Company pays a membership fee of $400,000 per year. In addition, Mr. Cheatwood, the Company's Executive Vice President, Business Development and Technology, is a member of the Board of Visitors at the university, which is an advisory board composed of alumni, corporate leaders and scientists. The Board concluded that Dr. Grillot is an independent director because the contributions and membership fee were immaterial to the university (less than 0.2% of the university's gross revenues in for its 2014 fiscal year) and Mr. Cheatwood's role as one of about 30 members of the board, which serves only in an advisory capacity, does not provide him the ability to influence the university or Dr. Grillot. In connection with its assessment of Mr. Thompson's independence, the Board reviewed the facts and circumstances of his role as an independent director of Alaska Air Group, Inc. and Tetra Tech, Inc., each of which is a vendor to the Company in the ordinary course of their business. The Board concluded that Mr. Thompson is an independent director because his role at each of the vendors is limited to that of an independent director, each of the vendors is large public company, and the amount of business done between the Company and each of the vendors is immaterial to the Company and to each vendor (less than 0.1% of the vendor's gross revenues for 2013, the last full year prior to the assessment).

In connection with its assessment of the independence of each non-employee director, the Board also determined that each member of the Audit Committee meets the additional independence standards of the NYSE and SEC applicable to members of the Audit Committee. Those standards require that the director not be an affiliate of the Company and that the director not receive from the Company, directly or indirectly, any consulting, advisory or other compensatory fees except for fees for services as a director.

In connection with its independence assessment, the Board also determined that each member of the Compensation Committee meets the additional independence standards of the NYSE and SEC applicable to members of the Compensation Committee. Those standards require that the Board consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to his or her ability to be independent from management of the Company in connection with the duties of a member of the Compensation Committee, including the source of his or her compensation and whether he or she is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

Director Succession

The Board does not believe that it is appropriate to impose arbitrary term limits on directors' service, and currently the Board does not have a mandatory retirement age. Directors who have served on the Board for an extended period of time provide valuable insight based on their experience with and understanding of the Company's mission, strategies and objectives and the challenges faced by the Company in the oil and gas industry, particularly given the industry's cyclical nature.

Each year the Board undergoes a self-evaluation process led by the Lead Director. The process includes an evaluation of the current directors, as well as an evaluation of the Board in terms of the experience of its members in the key technical, professional, business, financial, regulatory, legal and other areas needed to lead a large U.S. independent oil and gas company.

Over time, the Board refreshes its membership through a combination of adding or replacing directors to achieve the appropriate balance between maintaining longer-term directors with deep institutional knowledge of the Company and adding directors who bring a diversity of perspectives and experience. For example, following the Annual Meeting of Stockholders in 2009, the Board was composed of 10 directors, nine of whom were independent, including three directors who were newly elected to the Board at that time. Since that meeting:

•	Six of the nine independent directors serving following the 2009 Annual Meeting have resigned, retired or announced their retirement from the Board.

•	The membership of the Board has been expanded to thirteen, eleven of whom are independent.

•
Seven new directors have been named to the Board, six of whom are independent, including directors who bolster the Board's experience and knowledge in the areas of oil and gas engineering and operations, geology, safety, accounting and the midstream and downstream segments of the energy industry.

•
The chair of the Audit Committee has changed and a new Health, Safety and Environment Committee has been established. Three of the new independent directors serve on the Audit Committee and the other three serve on the Compensation Committee, and all six serve on the Nominating and Corporate Governance Committee. Following the Annual Meeting, Mr. Ramsey, who is retiring from the Board, will be replaced as Lead Director.

If all of the nominees are elected to the Board, following the Annual Meeting, the average tenure of the independent directors will be 4.6 years.

Meetings and Committees of the Board

The Board held 15 meetings during 2014, and its independent directors met in executive session four times during 2014. During 2014, each of the directors attended at least 75 percent of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which that director served.

The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Health, Safety and Environment Committee. The Board has also formed an ad hoc reserves committee to assist the Board in overseeing the Company's reporting of proved reserves.

Audit Committee. The Audit Committee assists the Board with its responsibilities relating to the oversight of the Company's internal controls, financial statements and the audit process, including among other responsibilities:

•	overseeing:

◦	the integrity of the Company's financial statements;

◦	the Company's accounting, disclosure and financial reporting processes and its accounting policies and practices;

◦	the Company's compliance with legal and regulatory requirements;

◦	the independent auditor's qualifications and independence;

◦	the performance of the Company's internal audit function and internal auditors; and

◦	the performance of the Company's systems of internal controls;

•	reviewing and appraising the audit efforts of the Company's independent auditors and internal auditors and, where appropriate, replacing the independent auditors or internal auditors; and

•	providing an open avenue of communication among the independent auditors, financial and senior management, the internal auditors, and the Board.

The Chief Financial Officer works with the Audit Committee chairperson to prepare an agenda for regularly scheduled meetings, but the Audit Committee chairperson makes the final decision regarding the agenda for regularly scheduled meetings and develops the agenda for special meetings based on the information supplied by the persons requesting the special meeting. As a part of its effort to foster open communications, the Audit Committee Charter provides that the Audit Committee is to meet at least annually with management, the internal auditors and the independent auditors in separate executive sessions. As a matter of practice, the Audit Committee holds these executive sessions throughout the year. In addition, representatives of EY are present at all regularly scheduled quarterly meetings of the Audit Committee. Additional information regarding the functions performed by the Audit Committee and its membership is set forth in the "Audit Committee Report" included herein and also in the Audit Committee Charter that is posted on the Company's website at www.pxd.com.

The members of the Audit Committee are Messrs. Risch (Chairman), Mitchell and Watson, Dr. Grillot and Ms. Wood. The Audit Committee held nine meetings during 2014.

Financial Literacy of Audit Committee and Designation of Financial Experts. In 2014, the Board evaluated the members of the Audit Committee for financial literacy and the attributes of an audit committee financial expert as defined by the SEC. The Board determined that each of the Audit Committee members is financially literate and that three of the Audit Committee members (Messrs. Mitchell and Risch and Ms. Wood) meet the SEC's definition of audit committee financial expert.

Compensation and Management Development Committee. The Compensation Committee assists the Board with its responsibilities relating to executive compensation and management development and succession, including among other responsibilities:

•	reviewing and approving the compensation of the Company's executive officers, including the individual elements of the total compensation of the CEO;

•	monitoring the Company's overall employee compensation and benefits philosophy and strategy;

•	administering the Company's employee and executive benefit plans;

•	periodically reviewing and recommending to the full Board total compensation for each non-employee director for services as a member of the Board and its committees;

•	overseeing the Company's succession planning for the CEO and other executive officers;

•	overseeing the Company's management development activities; and

•	conducting an annual review of the CEO's performance and discussing the CEO's review of the other executive officers' performance.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company's management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine. Additional information regarding the functions performed by the Compensation Committee is set forth in the "Compensation Discussion and Analysis" included herein and also in the Compensation Committee Charter, which is posted on the Company's website at www.pxd.com.

The Senior Vice President, Administration and Risk Management of the Company, or such other officer as may from time to time be designated by the Compensation Committee, acts as the management liaison to the Compensation Committee and works with the Compensation Committee chairperson to prepare an agenda for regularly scheduled meetings. The Compensation Committee chairperson makes the final decision regarding the agenda for regularly scheduled meetings and develops the agenda for special meetings based on the information supplied by the persons requesting the special meeting. The CEO makes recommendations to the Compensation Committee regarding the compensation of other executive officers and provides information to the Compensation Committee regarding the executive officers' performance; however, the Compensation Committee makes all final decisions regarding the executive officers' compensation.

The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation. The Compensation Committee has sole authority to approve the consultant's fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. During 2014, the Compensation Committee engaged the services of Meridian Compensation Partners LLC ("Meridian"). The terms of Meridian's engagement are set forth in an engagement agreement that provides, among other things, that Meridian is engaged by, and reports only to, the Compensation Committee and will perform the compensation advisory services requested by the Compensation Committee. Among the services Meridian performed were apprising the Compensation Committee of compensation-related trends, developments in the marketplace and industry best practices; informing the Compensation Committee of compensation-related regulatory developments; providing peer group survey data to establish compensation ranges for the various elements of executive compensation; providing an evaluation of the competitiveness of the Company's executive compensation and benefits programs; assessing the relationship between executive pay and performance; advising on the design of the Company's incentive compensation programs, including metric selection and target setting and the design and administration of the Company's performance unit award program; advising the Compensation Committee on director compensation; and providing such additional reports and analyses as requested by the Compensation Committee from time to time. Meridian does not provide any services to the Company other than its services to the Compensation Committee. The Compensation Committee has assessed the independence of Meridian pursuant to applicable SEC and NYSE rules and concluded that Meridian's work for the Compensation Committee does not raise any conflict of interest.

The members of the Compensation Committee are Messrs. Buchanan (Chairman), Cates, Gobe, Ramsey and Thompson, and Ms. Methvin. The Compensation Committee held five meetings during 2014.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board with its responsibilities relating to its composition and corporate governance, including among other responsibilities:

•	reviewing and assessing the adequacy of the Company's Corporate Governance Guidelines, and recommending to the Board any necessary modifications to those guidelines;

•	identifying and evaluating nominees for election at the annual meeting of stockholders, as well as for filling vacancies or additions on the Board that may occur between annual meetings;

•	recommending committee members and structure;

•
reviewing related person transactions that the rules of the SEC require be disclosed in the Company's Proxy Statement, and making a recommendation to the Board regarding the initial authorization or ratification of any such transactions;

•	advising the Board about, developing, and recommending to the Board appropriate corporate governance principles and practices and assisting the Board in implementing those practices; and

•	overseeing the evaluation of the Board.

Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in the Nominating and Corporate Governance Committee Charter that is posted on the Company's website at www.pxd.com. Please see "Stockholder Proposals; Identification of Director Candidates - Director Nominations" for a discussion of the Nominating and Corporate Governance Committee's process and criteria for the selection of candidates for nomination to the Board.

The members of the Nominating and Corporate Governance Committee are Messrs. Ramsey (Chairman), Buchanan, Cates, Gobe, Mitchell, Risch, Thompson and Watson, Dr. Grillot, and Mses. Methvin and Wood. The Nominating and Corporate Governance Committee held four meetings during 2014. Following the Annual Meeting, the Nominating and Corporate Governance Committee will designate from among its members, all of whom are independent, a director to replace Mr. Ramsey as Lead Director of the Board, who will then also become the Chairman of the committee.

Health, Safety and Environment Committee. The Health, Safety and Environment Committee assists the Board in its oversight of the Company's health, safety and environmental ("HSE") practices, including among other responsibilities:

•	providing oversight for the Company's HSE practices;

•	monitoring management's efforts in creating a culture of continuous improvement in the Company's HSE practices;

•	reviewing the Company's HSE performance;

•	reviewing the Company's management of current and emerging HSE issues, including trends in legislation and proposed regulations affecting the Company; and

•	receiving reports from management regarding, and providing oversight for, the HSE aspects of the Company's sustainable development program.

The Health, Safety and Environment Committee's principal responsibility is one of oversight, as the Company's management is responsible for execution of the Company's goal to comply with applicable laws and regulations relating to HSE protection.

The members of the Health, Safety and Environment Committee are Messrs. Thompson (Chairman), Buchanan, Gobe, Mitchell, Risch and Watson, and Ms. Methvin. The Health, Safety and Environment Committee held three meetings during 2014.

Board's Role in Oversight of Risk Management

Except as discussed below, the Board as a whole oversees the Company's assessment of major risks and the measures taken to manage such risks.  For example:

•
the Board oversees the long-term strategic direction of the Company, and in doing so periodically reviews the Company's strategic plans, the principal issues and risks that the Company may face and management's efforts to monitor and mitigate those risks;

•
the Board oversees management of the Company's commodity price risk through regular review with executive management of the Company's derivatives strategy, and the oversight of the Company's policy that limits the Company's authority to enter into derivative commodity price instruments to a specified level of production, above which management must seek Board approval;

•
the Board has established specific dollar limits on the commitment authority of members of senior management and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions; and

•	the Board reviews management's capital spending plans, approves the Company's capital budget and requires that management present for Board review significant departures from those plans.

The Audit Committee of the Board is responsible for overseeing the Company's assessment and management of financial reporting and internal controls risks, as well as other financial risks such as the credit risks associated with counterparty exposure. Management and the Company's external and internal auditors report regularly to the Audit Committee on those subjects.

The Health, Safety and Environment Committee of the Board provides oversight for the Company's HSE practices and monitors management's efforts in creating a culture of safety.

In addition, the ad hoc reserves committee of the Board periodically meets with the executives and employees of the Company responsible for overseeing the Company's proved reserves estimates to assist the Board in its oversight of the risks related to the Company's disclosure of proved reserves.

The Company believes that its leadership structure supports the risk oversight function of the Board. While the Company currently has combined the role of Chairman and CEO, strong, independent directors chair the Board committees involved with risk oversight, there is open communication between management and directors, and all directors are actively involved in the risk oversight function.

Attendance at Annual Meetings

The Board encourages all directors to attend the annual meetings of stockholders, if practicable. All of the then-serving directors attended the 2014 Annual Meeting of Stockholders held on May 28, 2014.

Procedure for Directly Contacting the Board and Whistleblower Policy

The means for stockholders and any other interested parties to contact the Board (including the Lead Director) directly has been established and is published on the Company's website at www.pxd.com. Matters for which this contact may be used include allegations about actions of the Company or its directors, officers or employees involving (i) questionable accounting, internal controls and auditing matters; (ii) materially misleading statements or omissions in SEC reports, press releases, or other public statements or other forms of wire, mail or securities fraud; (iii) violations of law, Company policy or the Company's Code of Business Conduct and Ethics; or (iv) other concerns that should be brought to the attention of the Company's independent directors. All complaints and concerns will be received and processed by the Company's Corporate Secretary's Office. Complaints relating to the Company's accounting, internal accounting controls or auditing matters will be referred to the Audit Committee and other concerns will be referred to the Lead Director. Information may be submitted confidentially and anonymously, although the Company may be obligated by law to disclose the information or identity of the person (if known) providing the information in connection with government or private legal actions and in some other circumstances. The Company's policy is not to take any adverse action, and to not tolerate any retaliation, against any person for asking questions or making good faith reports of possible violations of law, Company policy or the Code of Business Conduct and Ethics.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee's purpose is to assist the Board with its responsibilities relating to the oversight of the Company's internal controls, financial statements and the audit process. The Board, in its business judgment, has determined that all members of the Audit Committee meet the independence standards of the NYSE and the SEC applicable to members of the Audit Committee.

Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and for auditing the Company's internal controls over financial reporting. While the Audit Committee has the responsibilities and powers set forth in its charter and management and the independent registered public accounting firm for the Company are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2014 with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight in Rule 3200T, and any other applicable accounting and auditing standards. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the

Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm's independence.

Based on the reports and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC. The Audit Committee has also selected Ernst & Young LLP as the Company's independent registered public accounting firm for 2015.

Although determined to be financially literate (as defined by the SEC rules), the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting for the Company and are not experts in auditor independence standards or legal or regulatory matters. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact independent.

Respectfully submitted by the Audit Committee of the Board of Directors,

Frank A. Risch, Chairman
Larry R. Grillot
Royce W. Mitchell
Jim A. Watson
Phoebe A. Wood

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The information contained in this Compensation and Management Development Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates such information by reference to such filing.

During the last fiscal year, and this year in preparation for the filing of this Proxy Statement with the SEC, the Compensation and Management Development Committee of the Board of Directors:

•	reviewed and discussed the disclosure set forth under the heading "Compensation Discussion and Analysis" with management as required by Item 402(b) of Regulation S-K; and

•
based on the reviews and discussions referred to above, recommended to the Board of Directors that the disclosure set forth under the heading "Compensation Discussion and Analysis" be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Respectfully submitted by the Compensation and Management Development Committee of the Board of Directors,

Edison C. Buchanan, Chairman
Andrew F. Cates
Phillip A. Gobe
Stacy P. Methvin
Charles E. Ramsey, Jr.
J. Kenneth Thompson

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis is to explain the Compensation Committee's philosophy for determining the compensation program for the Company's CEO, Chief Financial Officer and three other most highly compensated executive officers for 2014 (the "NEOs") and to discuss how the 2014 compensation package for these executives was determined. Following this discussion are tables that include compensation information for the NEOs. The NEOs for 2014 are as follows:

•	Scott D. Sheffield, Chairman of the Board and Chief Executive Officer;

•	Timothy L. Dove, President and Chief Operating Officer;

•	Mark S. Berg, Executive Vice President, Corporate;

•	Chris J. Cheatwood, Executive Vice President, Business Development and Geoscience; and

•	Richard P. Dealy, Executive Vice President and Chief Financial Officer.

Executive Summary

Company Compensation Philosophy and Components

The Company's executive compensation program is designed to emphasize "pay for performance." The three main components of the executive compensation program, each of which is targeted at the median level of the Company's peer group, are:

•	Base salary - fixed cash compensation component

•	Annual cash bonus incentive award - variable cash payout based on Company and individual performance

•
Long-term incentive plan awards - variable stock-based payout based on the performance of the Company's common stock over a three-year period, with the opportunity to realize substantially more or less than the initial award

Company Performance

Highlights of the Company's 2014 performance included:

•
producing 182 thousand barrels oil equivalent per day ("MBOEPD") from continuing operations in 2014 (reflects Alaska, Barnett Shale and Hugoton divestitures as discontinued operations), an increase of 18% from 2013 on a comparable basis; this strong annual production growth was primarily related to the Company's successful Spraberry/Wolfcamp (+26%) and Eagle Ford Shale (+23%) drilling programs; oil production increased 18 thousand barrels per day ("MBPD") year-over-year, or 25%;

•	adding proved reserves of 179 million barrels oil equivalent ("MMBOE") from revisions of previous estimates, purchases of minerals-in-place and discoveries and extensions, primarily due to the continued successful execution of the Company's horizontal drilling programs in the Spraberry/Wolfcamp and Eagle Ford Shale plays;

•
executing a strategic equity offering, raising $1.0 billion of realized net proceeds, and building a strong derivatives position, having a value of $754 million as of December 31, 2014 and covering approximately 90% of the Company's expected 2015 production of oil and gas, thereby providing the Company a strong year-end balance sheet and the financial flexibility to prudently manage through a protracted oil price downturn or quickly ramp up drilling activity when margins improve; as of year-end, the Company had $1.0 billion of cash on hand, net debt-to-operating cash flow of less than 1.0 times and net debt-to-book capitalization of 16%;

•
further delineating the Spraberry and Wolfcamp A, B, C and D intervals, successfully transforming the Company's Spraberry/Wolfcamp acreage position from a vertical play into a world-class horizontal play;

•	continuing the Company's successful downspacing and staggering program in the liquids-rich area of the Eagle Ford Shale play in South Texas;

•
exporting approximately 10 MBOEPD gross (3.5 MBOEPD net) of Eagle Ford Shale condensate during the second half of 2014 with significantly improved pricing compared to domestic condensate sales; approximately 20 MBOEPD gross (7 MBOEPD net) of Eagle Ford Shale condensate has been committed for export during 2015 under two contracts;

•
completing extensive safety training for all employees and implementing new accident investigation and safety observation procedures to reinforce safety as an essential part of the Company's culture; the Company's Occupational Safety and Health Administration ("OSHA") recordable injury rate and lost time accident rates for 2014 were both at an eight year low;

•
securing long-term water supplies to support drilling and fracture stimulation operations in Spraberry/Wolfcamp area, which is expected to provide significant future cost savings and reduce the Company's use of fresh water; and

•
executing divestitures of nonstrategic assets, including the Company's Barnett Shale and Hugoton field net assets and its interest in its Alaska subsidiary, for total cash proceeds of approximately $850 million.

In a year in which oil prices fell from an average of $100 per barrel over the first nine months of 2014 to $53 per barrel by year end, the Company's stock price performed in line with the average of the 11-company peer group used with respect to the Company's 2014 performance unit award grants. However, over the five-year period covering 2010 through 2014, the Company was the top performing stock in this peer group, and ranked third in the energy sector of the Standard & Poor's 500 Index and 49th in the index overall. (See "- Compensation Setting Process - Benchmarking" for more information regarding the Company's peer group.)

The following charts compare the cumulative total stockholder return on the Company's common stock during the three-year and five-year periods ended December 31, 2014, with cumulative total return during the same period for the Company's peer group average, the Standard & Poor's Oil and Gas Exploration & Production Index and the Standard & Poor's 500 Index.

____________

Note:
The total stockholder returns for the Company's common stock and the indices in the chart are based on closing prices as of the first and last days in the periods depicted. The total stockholder returns for the Company's common stock differ from those reported below with respect to the performance unit awards because the returns for the performance unit awards are based on average closing prices of the Company's common stock over 60-day periods prior to the first and last days in the applicable periods.

Compensation Actions

The following is a summary of the compensation decisions made by the Compensation Committee for 2014:

•	Base salary - the Compensation Committee set base salaries for the NEOs for 2014 to approximate the median of the peer group for their respective positions.

•
Annual cash bonus incentive award - in February 2014, the Compensation Committee set bonus target levels at approximately the median level of the peer group, and following the end of the year, the Committee assessed the Company's performance against the Company's pre-determined goals and arrived at a final Company payout level of 140 percent of target to recognize the Company's and the NEOs' achievements.

•
Annual long-term incentive plan awards - in February 2014, the Compensation Committee granted long-term incentive awards valued at approximately the median level of the Company's peer group, with 50 percent allocated in the form of performance units and 50 percent in the form of restricted stock. (In 2013, the Committee ceased granting stock options, and replaced the stock option component with an additional allocation to performance units.)

The following charts illustrate the various components of total 2014 annual compensation for the CEO and the other NEOs as a group, and reflect the following: the annual base salary for 2014 established by the Compensation Committee, the annual cash bonus incentive award paid out for 2014, the grant date fair value for the 2014 annual long-term incentive plan awards and the other compensation for each NEO as included in the Summary Compensation Table below.

More specific information regarding the Compensation Committee's compensation decisions for 2014 and the Company's executive compensation program generally is contained in the remainder of this Compensation Discussion and Analysis section.

Good Governance and Best Practices

The Compensation Committee continually monitors developing practices in the areas of executive compensation and corporate governance as it relates to compensation. The following are some of the Company's more significant practices and policies:

•	The Compensation Committee emphasizes long-term performance, with a majority of the NEOs' total compensation being in the form of long-term incentive awards.

•	The Company maintains significant stock ownership guidelines for all of its directors and officers.

•	The Company has a long-standing practice of granting stock-based compensation awards to the majority of its employees.

•	The Company does not provide gross-ups for excise taxes on severance or other payments in connection with a change of control.

•	The Company has a policy that prohibits directors, officers and employees from engaging in short sales or in transactions involving derivatives based on the Company's common stock.

•
The Company has a clawback policy pursuant to which, subject to the conditions of the policy, the Board, or a committee of the Board, has the right to cause the reimbursement by an executive officer of certain incentive compensation if the compensation was predicated upon the achievement of financial results that were subsequently the subject of a required restatement.

•	The Company's 2006 Long-Term Incentive Plan expressly prohibits repricing of stock options, unless approved by stockholders.

•	All members of the Compensation Committee are independent as defined in the corporate governance listing standards of the NYSE.

•	The Compensation Committee has engaged a compensation consultant that is independent of management and free of conflicts of interest with the Company.

•
The annual cash bonus incentive awards and the performance unit awards are intended to qualify for tax deductibility as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Executive Compensation Philosophy

Philosophy and Objectives
The Company's executive compensation program is designed to emphasize "pay for performance" by:

•	providing performance-driven compensation opportunities that attract, retain and motivate executives to achieve optimal results for the Company and its stockholders;

•	aligning compensation with the Company's short- and long-term business objectives while providing sufficient flexibility to address the unique dynamics of the E&P industry; and

•	emphasizing the use of equity-based compensation to motivate the long-term retention of the Company's executives and align their interests with those of stockholders.

As an executive's leadership role expands, and the scope, duties and responsibilities of the executive's position increase, the Compensation Committee believes a greater portion of total compensation should be performance-driven and have a longer duration and base salary should be a relatively smaller portion of senior executive total compensation. The Committee believes that the majority of an NEO's realized compensation should be driven by the performance of the Company.

Executive Compensation Components
The components of the Company's executive compensation program for 2014 and the respective purposes of each within the framework of the Company's compensation philosophy and objectives are described in the table below.

Compensation Component	Description	Purpose and Philosophy
Base Salary	Fixed annual cash compensation
Provides a stable, fixed element of cash compensation
Recognizes and considers the internal value of the position within the Company and the individual's experience, leadership potential, and demonstrated performance

Annual Cash Bonus Incentive	Performance-based annual cash compensation based on annual performance goals with pre-assigned weights
Rewards executives for the achievement of specific annual financial, operating and strategic goals and individual performance
Allows the Committee to evaluate both objective and subjective considerations when determining final payout amounts
Emphasizes team performance; however, individual executives may receive bonus payments above the team level if the individual's performance adds significant value, or below the team level if performance does not meet expectations

Long-Term Incentive, in two components - Performance Units Restricted Stock

Performance units - equity compensation with payout based on total stockholder return in relation to peers over a three-year period

Restricted stock - equity compensation with time-based, three-year cliff vesting

Ensures that realized value to the executive aligns with value delivered to stockholders. Realized value is dependent on Company performance over the long-term (three years), with performance unit payout being dependent on relative total stockholder return against industry peers
Reinforces executive stock ownership
Through a combination of award types, encourages executives to take the proper level of risk in developing and executing the Company's business plan with a true long-term focus
Critical to the Company's ability to attract, motivate and retain the Company's key executives

Other Compensation	Health and life insurance, retirement benefits and limited perquisites	Addresses health and post-retirement welfare of executives and provides certain other limited benefits

In determining compensation components and their design, the Compensation Committee also considers the typical practices of the Company's direct industry peers. Compensation opportunities approximate the median of the Company's peers based on values at the date of Committee approval; however, the values ultimately realized by the NEOs are largely based on the Company's performance.

Compensation Setting Process

Role of the Compensation and Management Development Committee. As a part of its oversight of the Company's executive compensation program, the Compensation Committee:

•	administers the Company's executive compensation program;

•	establishes the Company's overall compensation philosophy and strategy; and

•	ensures the NEOs are rewarded appropriately in light of the guiding principles as described in the sections above.

In determining the compensation of the NEOs, other than the CEO, the Compensation Committee considers the CEO's evaluation of their performance and his recommendations as to their compensation, but the Committee makes all final decisions regarding the NEOs' compensation. The Committee determines the individual elements of the CEO's total compensation and benefits; approves specific annual corporate goals and objectives relative to the CEO's compensation; reviews the CEO's performance in meeting these corporate goals and objectives; and prior to finalizing compensation for the CEO, reviews the Committee's intentions with the other independent directors on the Board and receives their input.

The Compensation Committee utilizes tally sheets to review each NEO's total compensation and potential payouts in the event of a change in control and for various employment termination events, including the NEO's potential "walk-away" benefits. The Committee also reviews historical target and actual compensation levels to determine whether the compensation plan design is meeting the Committee's objectives of providing fair compensation and effective retention and supporting the program's emphasis on pay-for-performance.

A further description of the duties and responsibilities of the Compensation Committee can be found in "Corporate Governance - Meetings and Committees of the Board."

Role of Management. The Company's Administration and Human Resources Departments assist the Compensation Committee and its independent compensation consultant, Meridian, in gathering the information needed for their respective reviews of the Company's executive compensation program. This assistance includes assembling requested compensation data for the NEOs. As referenced in the section above, the CEO develops pay recommendations for the other NEOs for review and discussion with the

Compensation Committee. The Committee, in executive session and without executive officers present, approves the CEO's pay levels.

Role of the Compensation Consultant. For 2014, the Compensation Committee retained Meridian to serve as an independent consultant to the Committee to provide information and objective advice regarding executive and director compensation. All of the decisions with respect to the Company's executive compensation, however, are made by the Committee. The Committee did not direct Meridian to perform its services in any particular manner or under any particular method. The Committee has the final authority to hire and terminate the compensation consultant, and the Committee evaluates the compensation consultant annually. Meridian does not provide any services to the Company other than in its role as advisor to the Committee, and the Committee has determined that no conflicts of interest exist as a result of the engagement of Meridian. The Committee has retained Meridian as its independent consultant on executive and director compensation for 2015.

From time to time, Meridian contacts the Company's executive officers for information necessary to fulfill its assignment and makes reports and presentations to and on behalf of the Compensation Committee that the Company's executive officers also receive.

Benchmarking. In conjunction with Meridian, the Compensation Committee annually benchmarks the competitiveness of its compensation programs to determine the degree to which target and actual compensation levels reflect the Company's overall philosophy and compare to the external market. Each year the Committee identifies a peer group consisting of independent oil and gas E&P companies that have similar operational and capital investment profiles as the Company. The Committee believes these metrics are appropriate for determining peers in this context because these metrics are likely to result in identification of the companies with which the Company should expect to compete for executive talent. Thus, the Committee believes this peer group provides a reasonable point of reference for comparing the compensation of the Company's executives to others holding similar positions and having similar responsibilities. The Committee's overall objective is to construct a peer group with roughly equal numbers of companies that are larger than and smaller than the Company, primarily taking into consideration the companies' relative sizes in terms of market capitalization and enterprise value, but also considering total assets and revenue. The Compensation Committee reviews the peer group each year and makes changes as needed.

The Company's benchmarking consists of all components of direct compensation, including base salary, annual cash bonus incentive awards and long-term incentive plan awards. Information gathered from the proxy statements of the peer group companies and Meridian's proprietary databases are reviewed as a part of the benchmarking effort.

For the 2014 compensation decisions, the Compensation Committee used a peer group of 16 companies and grouped those companies into two tiers as follows (all statistics are as of October 31, 2013):

Tier 1 Companies	Market Cap. ($ million)	Enterprise Value ($ million)
EOG Resources, Inc.	48,600	53,594
Apache Corporation	34,581	48,399
Noble Energy, Inc.	26,921	30,586
Continental Resources, Inc.	26,173	30,396
Devon Energy Corporation	25,666	31,414
Marathon Oil Corporation	25,023	31,370
Chesapeake Energy Corporation	18,608	34,110
Southwestern Energy Company	13,083	14,977
Range Resources Corporation	12,373	15,440
Concho Resources Inc.	11,612	15,271

Tier 2 Companies	Market Cap. ($ million)	Enterprise Value ($ million)
Anadarko Petroleum Company	47,903	57,611
Cimarex Energy Co.	9,113	10,008
Whiting Petroleum Corporation	7,937	9,815
Denbury Resources Inc.	7,082	10,288
QEP Resources, Inc.	5,927	8,688
Newfield Exploration Company	4,132	7,528

Summary Statistics and Pioneer Ranking	Market Cap. ($ million)	Enterprise Value ($ million)
Summary Tier 1 Statistics
25th Percentile	14,465	19,179
50th Percentile	25,344	30,978
75th Percentile	26,734	33,436
Summary Tier 2 Statistics
25th Percentile	8,819	10,218
50th Percentile	15,846	22,918
75th Percentile	26,360	32,088

Pioneer	28,437	30,544
Percentile Rank - Tier 1	80%	42%
Percentile Rank - Tier 2	81%	59%

The Compensation Committee believed the Tier 1 peer group companies were most closely related to the Company in size and operations. The Tier 2 group includes the Tier 1 peer group companies plus the next six companies closest in size and operations to the Company. The Committee believes a tiered approach to analyzing benchmarking data provides additional insight to determine the most comparable levels of compensation for each NEO. The Compensation Committee relies primarily on the market survey data of the Tier 1 peer group companies to make its compensation decisions. Overall, the peer companies remained primarily the same as the group used for 2013 decisions, except that QEP Resources, Inc. and Newfield Exploration Company changed tiers with Apache Corporation and Continental Resources, Inc. and Marathon Oil Corporation was added as a new peer group company.

Elements of the Company's Compensation Program

The following sections describe in greater detail each of the components of the Company's executive compensation program and how the amounts of each element were determined for 2014.

Base Salary

The Compensation Committee reviewed with Meridian its base salary survey data and analyzed how effectively the survey data matched each executive's duties and responsibilities. The Committee determined that each NEO's base salary was below the median of the peer group companies and accordingly approved increases in the 2014 base salaries of the NEOs as follows:

NEO	2013 Base Salary	2014 Base Salary	% Change
Scott D. Sheffield	$956,000	$990,000	3.6
Richard P. Dealy	$445,000	$488,000	9.7
Mark S. Berg	$395,000	$410,000	3.8
Chris J. Cheatwood	$395,000	$425,000	7.6
Timothy L. Dove	$580,000	$635,000	9.5

The increase in base salary for Mr. Dove and Mr. Dealy are also due in part to the fact that, in 2013, their base salaries were not increased all the way to the respective median levels because the Committee generally believes a one year increase of base salary should not exceed ten percent. For the same reason, in 2014, the Committee did not increase Mr. Sheffield's base salary all the way to the median level for CEOs in the Company's peer group.

In March 2015, in light of the significant reduction in commodities prices, the Compensation Committee determined to make no adjustments to NEOs' base salaries for 2015 at this time.

Annual Cash Bonus Incentive Program

The annual cash bonus incentive program is implemented as part of the Company's 2006 Long-Term Incentive Plan. Beginning with 2014, the Compensation Committee modified the program to reduce the number of established goals to focus on those most critical to the overall strategy of the Company and to assign a specific weight to each goal.

Accordingly, the annual cash bonus incentive program for 2014 was administered as follows:

•	At the beginning of the year, the Compensation Committee:

•
established each NEO's target bonus level as a percent of the executive's base salary, with the target bonus level to be near the median level of companies in the Company's peer group, and each NEO's maximum award level as 250 percent of the NEO's target bonus level;

•
established a baseline performance hurdle that must be achieved prior to any payout under the program (the baseline performance hurdle, together with the establishment of a maximum award level, facilitate the Committee's intention that the annual cash bonus incentive program qualify for tax deductibility under Section 162(m) of the Code); and

•
worked with senior management to establish a limited number of critical operational, financial and strategic performance goals, each with a pre-assigned weighting, as well as a number of individual goals, for purposes of evaluation of performance following the end of the year.

•
In March 2015, the Committee evaluated the Company's and the NEOs' performance for 2014 and determined the actual payout to each NEO. The Committee used the following formula as a guideline for determining each NEO's actual payout in accordance with the following formula:

Actual payout	=	Base salary	x	Target bonus (%)	x	Performance score (%)	+/-	Individual performance adjustment (if any)

Target Bonus

After reviewing the benchmarking data with Meridian, in February 2014, the Compensation Committee determined that the target bonus level for Mr. Sheffield was well below the median level, and the target bonus level for the other NEOs approximated the median level. As a result, the Committee increased the target bonus percent for Mr. Sheffield, and set the NEOs' target bonus levels for 2014 as follows:

NEO	2013 Target Bonus %	2014 Target Bonus %
Scott D. Sheffield	100	130
Richard P. Dealy	100	100
Mark S. Berg	80	80
Chris J. Cheatwood	80	80
Timothy L. Dove	100	100

Performance Score

The Compensation Committee worked with senior management to establish a limited number of critical operational, financial and strategic performance goals, and appropriate weights to be assigned to each goal, for purposes of evaluating performance. These goals were anticipated to be among the most critical to positioning the Company for current and future success. The strategic goals category included continued improvement in HSE performance, completing certain planned divestitures, including the Company's interests in Alaska and the Barnett Shale, and planning for future resource requirements. Management of the Company then cascaded these goals down to the department and individual level with the intention to support achievement of Company-wide goals, including goals related to safety. The goals also support the Company's budgeting and planning process. The CEO also worked with the NEOs to develop individual goals to support the Company goals, and reviewed them with the Committee as part of its management development and succession planning function.

Following the end of 2014, in accordance with the intent of the program to meet the requirements of Section 162(m) of the Code to permit the payouts to be tax deductible "performance-based compensation," the Compensation Committee determined the baseline performance hurdle had been exceeded. This permits the payment to each NEO of up to the maximum bonus award opportunity of 250 percent times the NEO's target bonus, subject to the discretion of the Committee to pay less than that amount based on actual Company and individual performance, including with respect to the established operational, financial and strategic goals. See "-Baseline Performance Hurdle" below for more information.

The Compensation Committee then assessed the Company's performance against the pre-established targets for the 2014 operational, financial and strategic goals, and noted the following:

Performance Goal	Target Performance(1)	Performance Result(1)	Comment
Production	65 MMBOE	67 MMBOE
Increased 18% from 2013 on a comparable basis, primarily related to the Company's successful Spraberry/Wolfcamp (+26%) and Eagle Ford Shale (+23%) drilling programs. Oil production increased 18 MBPD year-over-year, or 25%.

Proved reserve replacement (2)	225%	242%
Added proved reserves of 179 MMBOE from revisions of previous estimates, purchases of minerals-in-place and discoveries and extensions, primarily due to the continued successful execution of the Company's horizontal drilling programs in the Spraberry/Wolfcamp and Eagle Ford Shale plays.

Ratio of net debt to EBITDAX (3)	1.3x	0.6x
Maintained a strong year-end balance sheet with $1.0 billion of cash on hand, net debt-to-operating cash flow of less than 1.0 times and net debt-to-book capitalization of 16%; executed a strategic equity offering, raising $1.0 billion of realized net proceeds.

Base lease operating and general and administrative costs/BOE (4)	$16.25	$15.22
Effectively managed the Company's assets at a time when activity in the Company's areas of operations was increasing and industry expectations were for cost inflation associated with drilling and production activities.

Certain strategic goals	—	—
The Committee believes that overall, the Company was very successful in regards to its overall strategic goals, including (i) the divestitures of nonstrategic assets, including the Company's Barnett Shale and Hugoton field net assets and its interest in its Alaska subsidiary; (ii) the continuing rollout of the Company's "Drive to Zero" safety program (while also recognizing that serious accidents occurred to contractors' employees during field operations); and (iii) planning for future resource requirements, including securing long-term water supplies that are expected to provide significant future cost savings and reduce the Company's use of fresh water.

____________

(1)	Target and performance results exclude the results of Alaska, Barnett Shale and Hugoton operations, which are reflected in the Company's financial statements as discontinued operations.

(2)
"Proved reserve replacement" is the summation of annual proved reserves, on a barrel of oil equivalent ("BOE") basis, attributable to revisions of previous estimates, purchases of minerals-in-place and extensions and discoveries, if any, divided by annual production of oil, natural gas liquids and gas, on a BOE basis. Revisions of previous estimates exclude Spraberry/Wolfcamp proved undeveloped (PUD) reserves removed (39 MMBOE), related to vertical drilling locations in the Spraberry/Wolfcamp play that are no longer expected to be drilled, and price revisions.

(3)
"EBITDAX" represents earnings before depletion, depreciation and amortization expense; impairment of oil and gas properties; inventory and other property and equipment; exploration and abandonments; accretion of discount on asset retirement obligations; interest expense; income taxes; gain or loss on the disposition of assets; income or loss from discontinued operations; noncash derivative related activity; amortization of stock-based compensation; and other noncash items.

(4)
The goal for general and administrative costs is set at the beginning of the year based on the target bonus level for the entire Company. Taking into account the actual 2014 bonus payout levels, base lease operating and general and administrative costs per BOE was $15.40.

Following the Compensation Committee's assessment of the Company's performance, the Committee determined an actual payout percentage for each goal as set out in the following table. The payout percentage for each goal can range from zero to a maximum of 250 percent, and is established by the Committee using its subjective judgment of the Company's performance in each area.

Performance Goal	Relative Weight	Payout (% of Target)	Weighted Payout
Production	25%	175%	43.8%
Proved reserve replacement	20%	125%	25.0%
Ratio of net debt to EBITDAX	15%	200%	30.0%
Base lease operating and general and administrative costs/BOE	10%	125%	12.5%
Certain strategic goals	30%	125%	40.5%
Total performance factors	100%		151.8%
Discretionary factor (not to exceed +/- 33%) (1)			(11.8)%
Final performance score			140.0%
____________

(1)
Under the program, the Compensation Committee retains discretion to adjust the amount of the final payout, positively or negatively, by up to 33 percent, to recognize critical performance factors and industry conditions, for all NEOs as a group or separately for each NEO based on individual performance factors, but the total payout for any NEO may not exceed 250 percent of the executive's target bonus. In applying its discretion to reduce the payout level for cash bonuses for 2014 by 11.8 percentage points, the Committee noted particularly the significant reduction in commodities prices beginning in the fourth quarter of 2014 and the resulting reduction in expected cash flow.

Individual performance adjustments. Following the determination of the payout level for the Company's performance as a whole, the Compensation Committee reviewed with Mr. Sheffield the individual performance of the other NEOs and concluded that each of the NEOs performed at a high level contributing to the Company's success, but no individual NEO's achievements merited bonus payments above or below the bonus payout level for the Company as a whole.

The Committee met with the full Board to review Mr. Sheffield's performance and concluded that he continued to provide excellent leadership and strategic direction for the Company in 2014. Accordingly, Mr. Sheffield received the same bonus payout level for the other NEOs and the Company.

Baseline performance hurdle. As stated above, the annual cash bonus incentive program is implemented as part of the Company's 2006 Long-Term Incentive Plan, and is intended to qualify each NEO's cash bonus incentive award as tax deductible "performance-based compensation" under Section 162(m) of the Code. As part of this program, the Compensation Committee established a baseline performance hurdle the achievement of which was a condition to the payout of the annual cash bonus incentive awards to the NEOs. The Committee also established for each NEO a target and maximum bonus incentive award opportunity. Although the achievement of the baseline performance hurdle permits a payout at the maximum bonus level for each NEO, the Committee, in determining actual awards, may apply its subjective judgment, taking into consideration the Company's performance against other goals and other factors (including the established operational, financial and strategic goals and the Committee's discretionary assessment of Company and individual performance), to reduce the amount of the bonus payout. The Committee does not have the discretion to increase the award above the maximum bonus award opportunity. For 2014, the Committee established as the baseline performance hurdle the Company's achievement of cash flows from operations of at least $1.75 billion and a maximum bonus incentive award opportunity of 250 percent times the NEO's target bonus.

Annual long-term incentive awards

In late 2013, the Compensation Committee began the process of determining the total dollar amount of the 2014 annual long-term incentive awards to be granted to each NEO by meeting with Meridian to review benchmarking data related to long-term incentive awards, including median award levels at companies within the Company's peer group, in accordance with the Company's compensation philosophy. In January 2014, the Committee reviewed each NEO's total compensation level and each NEO's performance to determine if unique performance issues, positive or negative, existed that should affect the value of the 2014 annual long-term incentive award. Although the Committee reviews the size and current value of prior long-term incentive awards, it did not consider these values in determining the 2014 long-term incentive award for the NEOs. The Committee believes that prior years' awards were a component of those specific years' total compensation and were not excessive, and future awards should be competitive with the NEO's current peer group positions in order to retain and motivate the NEO. At the Committee's regularly scheduled February 2014 meeting, the Committee concluded that each NEO should be eligible for an annual long-term incentive award targeted at approximately the median level for the NEO's position and accordingly made equity awards at that level. No unique performance issues were noted to impact the award size positively or negatively.

The Compensation Committee next reviewed the Company's approach for delivering long-term incentives to NEOs. As a part of its review, the Committee considered the balance of risk in the long-term incentive program, peer company practices, and input from senior management and Meridian. In accordance with the pay-for-performance philosophy of the Company's compensation program, the Compensation Committee approved continuing the mix of long-term incentives for NEOs for 2014 at 50 percent performance units and 50 percent restricted shares. The Committee believes this mix of long-term incentive awards provides a good balance of risk, where restricted stock awards are time-based, full value awards, which avoid an "all or nothing" mentality, and performance units provide benefits based on the performance of the Company's stock price over a three-year period in relation to the Company's peer group total stockholder return.

For 2014, the approved dollar amounts of the aggregate long-term incentive awards granted to each NEO, and the allocation among the two award types, are shown in the table below. To arrive at the resulting number of restricted shares and target performance units awarded, the dollar value of the award was divided by the 30 trading day average closing price of the Company's common stock prior to February 1, 2014.

		Allocation Among Awards (1)
NEO	Total Value	Restricted Stock/RSU Awards	Performance Units
Scott D. Sheffield	$8,250,000	$4,125,000	$4,125,000
Richard P. Dealy	$2,310,000	$1,155,000	$1,155,000
Mark S. Berg	$1,450,000	$725,000	$725,000
Chris J. Cheatwood	$1,735,000	$867,500	$867,500
Timothy L. Dove	$3,395,000	$1,697,500	$1,697,500
____________

(1)
These dollar amounts may vary from the values disclosed in the Summary Compensation Table and the 2014 Grants of Plan-Based Awards table below because those amounts are calculated based on the grant date fair value of the awards in accordance with SEC rules. See the footnotes to those tables for further information regarding the methodology for determining the values of the awards for purposes of those tables.

Restricted Stock and RSU Awards. For the 2014 restricted stock and RSU award program, the awards cliff vest on the third anniversary of the date of grant, subject to the NEO remaining employed with the Company continuously through the vesting date. For tax reasons, NEOs who have attained or who will attain the stated retirement age under the awards (which is age 60 for the 2014 awards) during the vesting period of the awards are awarded RSUs instead of restricted stock. Additional information regarding the terms of these awards is described below under "Executive Compensation Tables-Narrative Disclosure for the 2014 Grants of Plan-Based Awards Table."

Performance Unit Awards. For the 2014 performance unit award program, the Compensation Committee determined, as it has since it began awarding performance units in 2007, that performance should be measured objectively rather than subjectively and should be based on relative total stockholder return, or "TSR" (as defined in the award agreements) over a three-year performance period. The

Committee believes relative TSR is an appropriate long-term performance metric because it generally reflects all elements of a company's performance and provides the best alignment of the interests of management and the Company's stockholders. The Committee also believes that the performance unit program provides a good balance to the restricted stock program.

The companies in the peer group used in measuring relative TSR with respect to the performance unit grants in 2014 were the ten companies listed above as Tier 1 peers for 2014 compensation benchmarking purposes, plus Hess Corporation. As depicted in the following table, the payout will range from zero percent to 250 percent of a target number of performance units awarded based on the Company's relative ranking in the peer group at the end of the three-year performance period that ends December 31, 2016:

TSR Rank Against Peers	Percentage of Performance Units Earned (1)
1	250%
2	200%
3	175%
4	150%
5	125%
6	110%
7	75%
8	50%
9	25%
10	0%
11	0%
12	0%
____________

(1)	See the 2014 Grants of Plan-Based Awards table below, and the description of the performance units following that table, for additional information regarding the terms of the performance units.

The performance unit awards granted each year provide an additional balance of risk to the long-term incentive award program because a new three-year performance period starts at the beginning of each year. As depicted in the table below, with respect to the performance units granted in 2012, for the period January 1, 2012 to December 31, 2014, the Company's TSR resulted in a ranking of second place, providing a payout of 200 percent of target.

Ranking	Company (1)	TSR (%)
1	EOG Resources, Inc.	92.2
2	Pioneer	74.9
3	Cimarex Energy Co.	74.6
4	Noble Energy, Inc.	13.8
5	Devon Energy Corporation	(1.1)
6	Range Resources Corporation	(3.8)
7	Chesapeake Energy Corporation	(6.2)
8	Southwestern Energy Corporation	(14.6)
9	Apache Corporation	(27.5)
10	Newfield Exploration Company	(28.2)
11	QEP Resources, Inc.	(29.9)
____________

(1)
In accordance with the terms of the performance units, Plains Exploration and Production Company was removed from the list of peers because its common stock ceased to be publicly traded following its acquisition in May 2013.

Accordingly, the performance shares earned by the NEOs for the 2012 to 2014 performance period were as follows:

NEO	Target Payout of Shares	Payout % of Target	Actual Payout of Shares
Sheffield	17,553	200%	35,106
Dealy	5,851	200%	11,702
Berg	3,325	200%	6,650
Cheatwood	3,990	200%	7,980
Dove	7,979	200%	15,958

The following table shows the relative TSR rankings of the Company and each of the named companies for the currently outstanding performance unit awards, which have periods that began January 1, 2013, or two years into the three year performance period, and January 1, 2014, or one year into the three year performance period.

Rank	Period Beginning January 1, 2013		Period Beginning January 1, 2014
	Company	TSR (%)	Company	TSR (%)
1	Cimarex Energy Co.	87.2	EOG Resources, Inc.	12.7
2	EOG Resources, Inc.	59.6	Devon Energy Corporation	1.0
3	Pioneer	48.8	Concho Resources Inc.	(2.6)
4	Chesapeake Energy Corporation	31.4	Hess Corporation	(4.0)
5	Concho Resources Inc.	26.2	Marathon Oil Corporation	(14.3)
6	Devon Energy Corporation	17.4	Pioneer	(15.9)
7	Newfield Exploration Company	15.0	Chesapeake Energy Corporation	(16.3)
8	Noble Energy, Inc.	7.1	Southwestern Energy Company	(17.2)
9	Range Resources Corporation	(1.7)	Range Resources Corporation	(18.5)
10	Southwestern Energy Company	(8.6)	Continental Resources, Inc.	(19.3)
11	Apache Corporation	(12.1)	Apache Corporation	(24.0)
12	QEP Resources, Inc.	(23.1)	Noble Energy, Inc.	(26.7)

To demonstrate the pay-for-performance nature of the performance unit program, the following table shows the resulting realized value of the performance unit program for performance unit awards granted to the CEO since the program began in 2007:

Performance Period	Min Payout of Shares	Target Payout of Shares	Max Payout of Shares	Actual Earned Date	TSR Rank	Payout % of Target	Actual Payout of Shares
1/1/2007-12/31/2009	0	34,998	87,495	12/31/2009	7	75	26,249
1/1/2008-12/31/2010	0	38,478	96,195	12/31/2010	2	200	76,956
1/1/2009-12/31/2011	0	60,459	151,148	12/31/2011	1	250	151,148
1/1/2010-12/31/2012	0	28,222	70,555	12/31/2012	1	250	70,555
1/1/2011-12/31/2013	0	16,065	40,163	12/31/2013	1	250	40,163
1/1/2012-12/31/2014	0	17,553	43,883	12/31/2014	2	200	35,106
1/1/2013-12/31/2015	0	30,540	76,350	12/31/2015	Not yet determined
1/1/2014-12/31/2016	0	23,273	58,183	12/31/2016	Not yet determined

In administering the annual long-term incentive plan, awards are currently made to NEOs under the following guidelines:

•	All long-term incentive awards are approved during the regularly scheduled February Compensation Committee meeting.

•	The Company does not time the release of material non-public information to affect the value of the executive equity compensation awards.

•	All annual awards cliff vest after three years, subject generally to the continued employment of the executive officer.

Total Direct Compensation

In determining the extent to which the Company's executive compensation program meets the Compensation Committee's compensation philosophy and objectives, the Committee emphasizes the competitiveness of total compensation (the aggregate of base salary, annual cash bonus incentive payment, and the grant value of long-term incentive plan awards) rather than just the individual compensation components. In reviewing the benchmarking data from Meridian's industry study and discussing with Meridian the pay practices of the Company's peers, the Committee concluded that for 2014, all NEOs, including Mr. Sheffield, were targeted at approximately the median level for total compensation.

Stockholder Advisory Vote and Compensation Program Adjustments to Reflect Pay for Performance

In each of the last four years, the Company received a favorable advisory vote on its executive compensation program, with over 97 percent of the votes cast being voted to approve the executive compensation program pursuant to the most recent advisory vote that occurred in 2014. The Compensation Committee believes this affirms the stockholders' support of the Company's executive compensation program, and the Committee did not change its approach to executive compensation matters in 2014 based on the results of the advisory vote on the Company's 2013 executive compensation program. Nevertheless, the Committee monitors trends and best practices in compensation, and noted particularly the trend toward increasing the relation between performance and pay. To that end, as described above, for 2014 the Committee approved a change in the annual cash bonus incentive program to a more structured approach with fewer goals focused on those most critical to the overall strategy of the Company, with pre-assigned weightings.

Other Compensation

Overview

The Compensation Committee believes that providing some perquisites, as well as health, welfare and retirement benefits, as components of total compensation is important in attracting and retaining qualified personnel; however, because the Company has chosen to emphasize variable, performance-based pay, the Company takes a conservative approach to these fixed benefits. The Company's perquisite, retirement and other benefit programs are established based upon an assessment of competitive market factors and a determination of what is needed to attract, retain and motivate high caliber executives.

Perquisites

The perquisites provided to the NEOs are the payment of the costs of financial counseling services, annual medical physical exams and personal use of the Company's cell phones and computers. The Company also pays for the costs for the NEOs' spouses to participate in certain business dinners or events, which the Company expects to be minimal; however, the Company does not reimburse Mr. Sheffield for any transportation expenses for his spouse.

Each year, the Company purchases a certain number of hours of flight time through a fractional aircraft ownership arrangement. These hours are made available for business use to the executive officers and other employees of the Company. The Company's policy is to not permit employees, including executive officers, to use these hours for personal use. The Company expects there will be occasions when a personal guest (including a family member) will accompany an employee on a business-related flight. In such instances, the Company will follow the Internal Revenue Service rules and, where required, impute income to the employee based on the Standard Industry Fare Level rates provided by the Internal Revenue Service.

Health and Welfare Benefits

The Company's NEOs participate in the Company's health and welfare benefit plans, including medical, dental, disability and life insurance arrangements, on the same basis as the Company's other employees.

Retirement Plans

All eligible employees of the Company, including the NEOs, may participate in the Company's 401(k) Plan. The Company contributes two dollars for every one dollar of base compensation (up to five percent of base compensation and subject to the Internal Revenue Service imposed maximum contribution limits) contributed by the participant. The participant's contributions are fully vested at all times, and the Company's matching contributions vest over the first four years of service, after which time the matching contributions vest immediately. Participants may make additional pre-tax and after-tax contributions to the plan. All contributions are subject to plan and Internal Revenue Service limits.

The Company provides a non-qualified deferred compensation plan with a fixed Company matching contribution rate to certain of its more highly compensated employees, which includes the NEOs. The plan allows each participant to contribute up to 25 percent of base salary and 100 percent of annual cash bonus incentive payments. Each year, the Company provides a matching contribution equal to the NEO's contribution, but limited to a maximum of ten percent of annual base salary. The Company's matching contribution vests immediately. The non-qualified deferred compensation plan permits each participant to make investment allocation choices for both their contribution and the Company match to designated mutual funds offered as investment options under the non-qualified deferred compensation plan. The Company retains the right to maintain these investment choices as hypothetical investments or to actually invest in the participant's investment choices. To date, the Company has chosen to actually invest the funds in the investment options selected so that the investment returns are funded and do not create unfunded liabilities to the Company. The Company believes the plan is administered in operational compliance with all applicable rules and law. For more information on the non-qualified deferred compensation plan provisions, see "Executive Compensation Tables-2014 Non-Qualified Deferred Compensation."

Severance and Change in Control Arrangements

The Compensation Committee believes compensation issues related to severance and change in control events for the NEOs should be addressed through contractual arrangements. As a result, while the Company has not entered into employment agreements with its executive officers, the Company enters into severance and change in control agreements with each of its executive officers, including each NEO, to recruit and retain executives, provide continuity of management in the event of an actual or threatened change in control and provide the executive with the security to make decisions that are in the best long-term interest of the stockholders. The change in control agreements with the Company's executive officers were amended in 2013 to remove excise tax gross ups from the agreements, and it is the Company's policy that it will not provide such gross up benefits in future change in control or severance agreements. The terms of these agreements are described later in "Potential Payments Upon Termination or Change in Control."

Stock Ownership Guidelines

To support the commitment to significant stock ownership by NEOs, the Company's common stock ownership guidelines are as follows:

Officer	Required Stock Ownership - Multiple of Annual Base Salary
Chairman of the Board and CEO	6x
President and Chief Operating Officer	5x
Other Executive Vice Presidents	3x

An NEO generally has three years after becoming an executive officer to meet the applicable stock ownership guideline. In evaluating compliance by executive officers and directors with the stock ownership guidelines, the Compensation Committee has established procedures to minimize the effect of stock price fluctuations on the deemed value of the individual's holdings. All NEOs, including Mr. Sheffield, have exceeded their minimum ownership guidelines. Given these robust requirements for stock ownership and the executives' historical levels of actual stock ownership, the Committee does not believe that it is necessary to adopt a separate policy requiring executives to retain stock following the vesting or exercise of their long-term incentive plan awards.

Prohibited Equity Transactions

The Company has a policy that prohibits directors, officers or employees from engaging in short sales or in transactions involving derivatives based on the Company's common stock, such as option contracts, straddles, collars, hedges and writing puts or calls. In addition, the Company has a policy that prohibits directors and executive officers from pledging Company securities as collateral for a loan or holding Company securities in a margin account without advance approval from the Board. In addition, the Company's policy requires that directors and executive officers must obtain authorization from the Board before entering into a trading plan that, under the SEC's Rule 10b5-1, would permit the sale of the Company's stock including at times when the director or executive officer is in the possession of material nonpublic information.

Policy on Recovery of Compensation and Clawbacks

The Board has adopted a clawback policy under which the Board, or a committee of the Board, has the right to cause the reimbursement by an executive officer of the Company of certain incentive compensation if the compensation was predicated upon the achievement of certain financial results that were subsequently the subject of a required restatement of the Company's financial statements and the executive officer engaged in fraudulent or intentional illegal conduct that caused the need for the restatement.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and executive officers. Each agreement requires the Company to indemnify the director or executive officer to the fullest extent permitted by the Delaware General Corporation Law. This means, among other things, that the Company must indemnify the indemnitee against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that are incurred in a legal proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the Company if the indemnitee meets the standard of conduct provided under Delaware law. Also as permitted under Delaware law, the indemnification agreements require the Company to advance expenses in defending such an action provided that the director or executive officer undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification from the Company. The Company also maintains customary directors' and officers' insurance coverage.

Deductibility of Executive Compensation

Section 162(m) of the Code places restrictions on the deductibility of executive compensation paid by public companies. Under the restrictions, the Company is not able to deduct compensation paid to any of the NEOs (other than the Chief Financial Officer) in excess of $1,000,000 unless the compensation meets the definition of "performance-based compensation" as required in Section 162(m) of the Code. Non-deductibility results in additional tax costs to the Company.

The Company's annual cash bonus incentive payments and awards under the performance unit award program granted by the Company are intended to qualify for deductibility under Section 162(m), but the restricted stock and RSU awards do not qualify as performance-based compensation under Section 162(m). Accordingly, certain portions of compensation paid to the Company's NEOs in 2014 that exceeded $1,000,000 are not deductible. The Compensation Committee still believes, however, that it is in the best interest of stockholders to use restricted stock and RSUs as a part of the NEOs' long-term incentive awards as described above under "-Elements of the Company's Compensation Program-Annual Long-Term Incentive Awards." With respect to the Company's annual cash bonus incentive payments and awards under the performance unit award program, because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

For 2014, the compensation paid to the Company's NEOs consisted of a base salary, annual cash bonus incentive payments, awards of restricted stock or RSUs and performance units, contributions to the Company's 401(k) and non-qualified deferred compensation plans, and certain perquisites, which elements of compensation are described in greater detail above in the "Compensation Discussion and Analysis" and in the tables that follow. The following table summarizes the total compensation for 2014, 2013 and 2012 awarded to, earned by or paid to the NEOs. The dollar values of stock awards for the four NEOs other than the CEO in 2012 include the value of special 2012 retention awards, which have a longer vesting period than the Company's typical equity awards.

Name and Principal Position (a)	Year (b)	Salary (1)($) (c)	Stock Awards (2)($) (e)		Option Awards (2)($) (f)	Non-Equity Incentive Plan Compensation (3)($) (g)	All Other Compen-sation (4)($) (i)	Total ($) (j)
Scott D. Sheffield Chairman of the Board and Chief Executive Officer	2014	$984,769	$9,716,478		—	$1,801,800	$147,988	$12,651,035
	2013	$956,001	$9,763,092		—	$2,390,000	$141,517	$13,250,610
	2012	$956,001	$6,913,317		$2,039,499	$1,434,000	$146,134	$11,488,951
Richard P. Dealy Executive Vice President and Chief Financial Officer	2014	$481,385	$2,720,848		—	$683,200	$79,583	$3,965,016
	2013	$439,000	$3,158,811		—	$1,112,500	$77,971	$4,788,282
	2012	$406,001	$4,966,915	(5)	$679,871	$517,650	$68,148	$6,638,586
Mark S. Berg Executive Vice President, Corporate	2014	$407,692	$1,707,993		—	$459,200	$67,130	$2,642,015
	2013	$392,077	$1,878,266		—	$790,000	$75,488	$3,135,831
	2012	$376,002	$2,842,955	(5)	$386,318	$423,000	$72,454	$4,100,729
Chris J. Cheatwood Executive Vice President, Business Development and Geoscience	2014	$420,385	$2,043,663		—	$476,000	$84,211	$3,024,259
	2013	$392,077	$2,311,563		—	$790,000	$78,772	$3,572,412
	2012	$376,002	$3,411,500	(5)	$463,548	$423,000	$74,675	$4,748,725
Timothy L. Dove President and Chief Operating Officer	2014	$626,539	$3,998,398		—	$889,000	$96,424	$5,610,361
	2013	$572,462	$4,478,694		—	$1,450,000	$91,829	$6,592,985
	2012	$531,001	$6,822,942	(5)	$927,096	$796,500	$87,174	$9,164,713
______________

(1)	The base salary level for each of the NEOs was adjusted effective February 20, 2014 as disclosed above in the section entitled "Compensation Discussion and Analysis."

(2)
Amounts reported for Stock Awards and Option Awards represent the grant date fair value of restricted stock, RSUs, performance unit and stock option awards, computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, all amounts shown in this column exclude the effect of estimated forfeitures related to service-based vesting conditions. Stock Awards for Messrs. Sheffield and Dealy in 2013 and 2012 include grants by the general partner of Pioneer Southwest of phantom unit awards that were to be settled in common units of Pioneer Southwest, but which were converted into equivalent RSUs of the Company upon the Company's acquisition of Pioneer Southwest in December 2013, with adjustments in the number of shares issuable upon vesting to reflect the merger exchange ratio. The values attributable to restricted stock, RSUs and phantom unit awards are based on the market-quoted closing price of the Company's common stock and Pioneer Southwest's common units, as applicable, on the last trading day prior to the grant date of the awards. The Company's performance units are valued using the Monte Carlo simulation method assuming a target number of shares would be issued because this is deemed to be the "probable" payout percentage at the time of grant consistent with the estimate of aggregate compensation cost to be recognized over the service period. Actual payouts with respect to performance units can range from zero percent to 250 percent of a target number of units based on relative ranking of the Company's TSR in comparison to the peer group over the three-year performance period. If the Company's performance is below the threshold performance, no shares will be paid. If the Company's performance places it first among its peers, a maximum of 250 percent of the target number of shares will be paid. In that instance, the grant date fair value of the maximum number of shares for each of the NEOs pursuant to performance units granted in 2014 would be as follows: Mr. Sheffield, $13,510,093; Mr. Dealy, $3,783,235; Mr. Berg, $2,374,942; Mr. Cheatwood, $2,841,664; and Mr. Dove, $5,559,565. Additional detail regarding the Company's share-based awards is included in Note H of Notes to Consolidated Financial Statements included in "Item 8. Financial Statements and Supplementary Data" in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and under the 2014 Grants of Plan-Based Awards table below. Stock option awards, which were granted in 2012, were valued as of their grant dates using the Black-Scholes option pricing model. For additional information regarding restricted stock, RSUs, performance units and stock options, as applicable, owned by the NEOs as of December 31, 2014, see below under "2014 Outstanding Equity Awards at Fiscal Year End."

(3)
Amounts in column (g) represent the actual payouts of annual cash bonus incentive awards. As described above in the section entitled "Compensation Discussion and Analysis," under the Company's annual cash bonus incentive program, at the beginning of each year, the Compensation Committee establishes a baseline performance hurdle, the achievement of which is a condition to the payment of a cash bonus to the NEOs. The amounts in column (g) reflect the actual payouts under this annual cash bonus incentive program, which are paid in March of the year following the year for which they were earned.

(4)
Amounts reported in the All Other Compensation column include the Company contributions to the NEOs' 401(k) Plan and non-qualified deferred compensation plan accounts, life insurance premiums and other perquisites, as shown in the following table:

	Year ended December 31, 2014
	Scott D. Sheffield	Richard P. Dealy	Mark S. Berg	Chris J. Cheatwood	Timothy L. Dove
401(k) contributions	$26,131	$25,615	$20,269	$25,570	$22,765
Non-qualified deferred compensation plan contributions	98,477	48,138	37,600	42,039	62,654
Life insurance premiums	13,793	1,643	3,949	3,240	7,087
Financial counseling	—	1,275	—	10,335	—
Spousal travel & entertainment costs(a)	9,587	1,944	4,344	1,933	3,918
Annual Physical Expense	—	968	968	1,094	—
Totals	$147,988	$79,583	$67,130	$84,211	$96,424
________________________

(a)
Spousal travel & entertainment costs are included to the extent of the incremental costs incurred by the Company for travel and entertainment of spouses when accompanying the NEOs on Company-related business trips.

(5)
The amounts for Stock Awards in 2012 for Messrs. Dealy, Berg, Cheatwood and Dove include the grant date fair value of special retention awards granted in February 2012. These retention awards consist of restricted stock awards or RSUs that vest in equal one-third installments on the third, fourth and fifth anniversaries of the date of grant, subject to the NEO remaining employed with the Company continuously through each vesting date.

Mr. Sheffield, directly or indirectly, holds working interests in wells operated by the Company or a subsidiary of the Company. These interests were initially acquired in 1990 or earlier with his personal funds pursuant to a program offered by the Company's predecessor. As such, Mr. Sheffield participates in the costs and revenues attributable to these working interests in accordance with customary industry terms. During 2014, the aggregate amount of the distributions made to Mr. Sheffield with respect to these working interests was $14,139 (this amount is not included in the Summary Compensation Table).

2014 Grants of Plan-Based Awards

The following table sets forth, for each NEO, information about grants of plan-based awards during 2014.

	Grant Date (b)							All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards (4)(5) ($) (l)
		Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name (a)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Scott D. Sheffield	02/18/2014 02/18/2014 02/18/2014	—	$1,287,000	$3,217,500	5,819	23,273	58,183	23,273 (3)	$5,403,991 $4,312,487
Richard P. Dealy	02/18/2014 02/18/2014 02/18/2014	—	$488,000	$1,220,000	1,630	6,517	16,293	6,517 (3)	$1,513,247 $1,207,600
Mark S. Berg	02/18/2014 02/18/2014 02/18/2014	—	$328,000	$820,000	1,023	4,091	10,228	4,091 (3)	$949,930 $758,062
Chris J. Cheatwood	02/18/2014 02/18/2014 02/18/2014	—	$340,000	$850,000	1,224	4,895	12,238	4,895 (3)	$1,136,619 $907,044
Timothy L. Dove	02/18/2014 02/18/2014 02/18/2014	—	$635,000	$1,587,500	2,395	9,577	23,943	9,577 (3)	$2,223,779 $1,774,618
______________

(1)
The amounts in columns (c), (d) and (e) represent the threshold, target and maximum payment levels with respect to the Company's 2014 annual cash bonus incentive program under the Company's 2006 Long-Term Incentive Plan, as discussed above. If the Company's performance does not exceed the minimum baseline performance hurdle, then the payout under this program will be zero. The amounts shown in the "Target" column reflect a payout of 100 percent of the target bonus, and the amounts shown in the "Maximum" column reflect the highest possible payout of 250 percent of target bonus. Actual bonus payouts under this program for 2014, which were paid in March 2015, are reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2)
The amounts in columns (f), (g) and (h) represent the number of shares deliverable upon threshold, target and maximum performance with respect to the grants of performance units in 2014 under the Company's 2006 Long-Term Incentive Plan. The number of shares shown in the "Threshold" column reflects the lowest possible payout (other than zero), representing 25 percent of the number of performance units granted. If performance is below the threshold, no shares are paid. The number of shares shown in the "Target" column reflects a payout of 100 percent of the number of performance units granted. The number of shares shown in the "Maximum" column reflects the highest possible payout of 250 percent of the number of performance units granted.

(3)
The amounts reported are the number of restricted shares of the Company's common stock or RSUs granted to each NEO in 2014 under the Company's 2006 Long-Term Incentive Plan in connection with the annual grant of awards as described above.

(4)	The Company did not grant any stock options in 2014.

(5)
Amounts for restricted stock, RSUs and performance units represent each award's grant date fair value computed in accordance with FASB ASC Topic 718. The value of performance units was determined on the grant date using the Monte Carlo simulation method assuming a target number of shares would be issued, and is consistent with the estimate of aggregate compensation costs that the Company would expense in its financial statements over the awards' three-year performance period, in accordance with FASB ASC Topic 718. See footnote 2 to the Summary Compensation Table for additional information about the assumptions used in calculating these amounts.

Narrative Disclosure for the 2014 Grants of Plan-Based Awards Table

The 2014 annual cash bonus incentive awards and the 2014 awards of performance units, restricted stock and RSUs were granted to the NEOs under the Company's 2006 Long-Term Incentive Plan. The material terms of these awards are described below. Defined terms impacting the accelerated settlement or vesting of awards can be found below in "Potential Payments Upon Termination or Change in Control."

Annual Cash Bonus Incentives

The 2014 annual cash bonus incentive program under the 2006 Long-Term Incentive Plan included a baseline performance hurdle, the achievement of which was a condition to the payment of any cash bonuses to the NEOs for 2014. The baseline performance hurdle required the Company to achieve cash flow from operations of at least $1.75 billion. In early 2015, the Compensation Committee determined that the Company had exceeded the baseline performance hurdle for 2014 and, as a result, each NEO was eligible to receive an annual cash bonus payment up to the maximum bonus award opportunity of 250 percent times the NEO's target bonus. The dollar values of the target and maximum bonus award opportunities for each NEO are reported in the "2014 Grants of Plan-Based Awards Table" above. As described above in the section entitled "Compensation Discussion & Analysis-Elements of the Company's Compensation Program-Annual Cash Bonus Incentives," in determining the actual amounts paid to the NEOs for 2014, the Committee evaluated the Company's and the NEOs' performance for 2014 and determined the actual payout to each NEO in relation to the Company's goals. The amounts actually paid to each NEO with respect to the 2014 annual cash bonus incentives are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Performance Units

The performance unit awards represent the right to receive between zero percent and 250 percent of the initial number of performance units awarded, contingent on the continued employment of the NEO and the Company's achievement of the specified performance objective at the end of the performance period. The 2014 awards have a three-year performance period (January 2014 to December 2016), and the number of performance units earned will be based on the Company's TSR ranking for this three-year period compared to the TSR of the following peer companies: Apache Corporation, Chesapeake Energy Corporation, Concho Resources Inc., Continental Resources, Inc., Devon Energy Corporation, EOG Resources, Inc., Hess Corporation, Marathon Oil Corporation, Noble Energy, Inc., Range Resources Corporation and Southwestern Energy Company, in accordance with the following:

TSR Rank Against Peers	Percentage of Performance Units Earned
1	250%
2	200%
3	175%
4	150%
5	125%
6	110%
7	75%
8	50%
9	25%
10	0%
11	0%
12	0%

TSR means the annualized rate of return stockholders receive through stock price changes and the assumed reinvestment of dividends paid over the performance period. For purposes of determining the TSR for the Company and each of the peer companies, the change in the price of the Company's common stock and of the common stock of each peer company is based upon the average of the closing stock prices over the 60-day periods preceding the start and the end of the performance period.

Performance units earned will generally be paid in shares of the Company's common stock (unless the Compensation Committee determines to pay in cash) no later than March 15th of the year following the year in which the performance period ends. The NEOs will also earn dividend equivalents on the performance units actually earned up to a maximum of the initial number awarded, which will be paid at the time the performance units are settled.

If an NEO's employment with the Company is terminated during the performance period, the following rules will determine the number of performance units, if any, the NEO will earn: (1) if the NEO's employment is terminated due to death or disability, the NEO will receive settlement of a number of performance units equal to the initial number of performance units awarded multiplied by a fraction, the numerator of which is the number of months during the performance period that the NEO was employed and the denominator of which is 36 (the "pro ration fraction"); (2) if the NEO's employment is terminated due to the NEO's normal retirement (on or after the attainment of age 60), the NEO will receive settlement of a number of performance units equal to the number of performance units that would have been earned if the NEO had continued employment through the end of the performance period multiplied by the pro ration fraction; (3) if the NEO's employment is terminated by the Company without cause or by the NEO for good reason, then (A) Messrs. Sheffield and Dove will receive a number of performance units equal to the number of performance units that would have been earned if they had continued employment through the end of the performance period, and (B) the other NEOs will receive settlement of a number of performance units equal to the number of performance units that would have been earned if the NEOs had continued employment through the end of the performance period multiplied by the pro ration fraction; and (4) if an NEO's employment is terminated for any other reason, the NEO will not receive settlement of any of the performance units.

In the event of a change in control, the date of the change in control will be treated as the last day of the performance period and achievement of the performance objective and the number of performance units, if any, earned will be measured based on the Company's actual performance as of that date.

Additional information regarding the performance unit awards can be found above under "Compensation Discussion and Analysis - Elements of the Company's Compensation Program - Annual Long-Term Incentive Awards."

Restricted Stock and RSUs

In general, the restricted stock awards cliff vest three years after the date of grant, subject to the NEO remaining employed with the Company continuously through the vesting date. While an NEO holds restricted shares, he is entitled to vote with holders of the Company's common stock and receive dividends on the shares at the same rate and time as other stockholders. RSU awards are similar to restricted stock awards in that they cliff vest three years after the date of grant and are settled in common stock of the Company, subject to the NEO remaining employed with the Company continuously through the vesting date, and the NEO has the right to receive payments equivalent to the dividends paid on the common stock at the same rate and time as other stockholders; however, the NEO has no voting rights in respect of RSUs.

The vesting of the restricted shares and RSUs will accelerate in full upon a change in control. In addition, if an NEO terminates employment prior to the vesting date, the following rules will apply: (1) if an NEO is terminated by the Company for cause or by the NEO without good reason, all of the restricted shares or RSUs subject to the award will be forfeited to the Company, (2) if an NEO is terminated due to death, disability, normal retirement (on or after attainment of age 60), by the Company without cause or by the NEO for good reason, a number of restricted shares or RSUs will vest equal to the total number of shares subject to the award multiplied by a fraction, the numerator of which is the number of months following the date of grant during which the NEO was employed by the Company and the denominator of which is 36, and (3) notwithstanding clause (2) of this paragraph, if Messrs. Sheffield and Dove are terminated by the Company without cause or they terminate their employment for good reason, all of the restricted shares or RSUs subject to their awards will vest in full.

2014 Outstanding Equity Awards at Fiscal Year End

The following table sets forth, for each NEO, information regarding stock options, restricted stock, RSUs and performance units that were held as of December 31, 2014, including awards that were granted prior to 2014:

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (1)(#) Exercisable (b)	Number of Securities Underlying Unexercised Options (1)(#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that have not Vested (1)(#) (g)	Market Value of Shares or Units of Stock that have not Vested (1)($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (1)(#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have not Vested (1)($) (j)
Scott D. Sheffield		36,232 (2)	$113.76	02/22/2022	28,085 (3)	$4,180,452	61,080 (8)	$9,091,758
					25,959 (4)	$3,863,997	29,092 (9)	$4,330,344
					23,273 (5)	$3,464,186
					5,723 (6)	$851,869
					4,948 (7)	$736,510
Richard P. Dealy			$98.69	02/15/2021	9,362 (3)	$1,393,534	19,762 (8)	$2,941,574
		12,078 (2)	$113.76	02/22/2022	8,399 (4)	$1,250,191	8,147 (9)	$1,212,681
					6,517 (5)	$970,055
					23,404 (10)	$3,483,685
					1,907 (6)	$283,857
					1,601 (7)	$238,309
Mark S. Berg	5,607 (11)		$98.69	02/15/2021	6,649 (3)	$989,704	11,678 (8)	$1,738,270
		6,863 (2)	$113.76	02/22/2022	5,839 (4)	$869,135	5,114 (9)	$761,219
					4,091 (5)	$608,945
					13,298 (10)	$1,979,407
Chris J. Cheatwood	6,728 (11)		$98.69	02/15/2021	7,979 (3)	$1,187,674	14,372 (8)	$2,139,272
		8,235 (2)	$113.76	02/22/2022	7,186 (4)	$1,069,636	6,119 (9)	$910,813
					4,895 (5)	$728,621
					15,957 (10)	$2,375,199
Timothy L. Dove	20,000 (12)		$15.62	02/18/2019	15,958 (3)	$2,375,348	27,846 (8)	$4,144,877
	19,680 (13)		$47.10	02/16/2020	13,923 (4)	$2,072,439	11,972 (9)	$1,782,032
	15,558 (11)		$98.69	02/15/2021	9,577 (5)	$1,425,536
		16,470 (2)	$113.76	02/22/2022	31,915 (10)	$4,750,548
______________

(1)
Amounts in column (g) represent shares of the Company's common stock underlying restricted stock or RSUs unvested as of December 31, 2014, and amounts in column (i) represent performance units which will vest, if at all, in amounts that depend on the relative performance of the Company's common stock over a three-year performance period, all as described below. Dollar amounts in columns

(h) and (j) are based on the closing price of $148.85 of the Company's common stock on December 31, 2014. In addition to the vesting schedules described below, the vesting of all awards will accelerate upon a change in control, and the termination of the NEO's employment prior to the vesting date will affect the vesting of the award, all as described above in the section entitled "Narrative Disclosure for the 2014 Grants of Plan Based Awards Table."

(2)	This award of stock options vested in full on February 22, 2015, which was the third anniversary of the grant date, but these options were unexercisable on December 31, 2014.

(3)	This award of restricted stock, or RSUs in the case of Mr. Sheffield, vested in full on February 22, 2015, which was the third anniversary of the grant date, but was outstanding on December 31, 2014.

(4)	This award of restricted stock, or RSUs in the case of Mr. Sheffield, vests in full on February 20, 2016, which is the third anniversary of the grant date.

(5)	This award of restricted stock, or RSUs in the case of Messrs. Sheffield and Dove, vests in full on February 18, 2017, which is the third anniversary of the grant date.

(6)
This award of Pioneer Southwest phantom units, as converted into RSUs of the Company, vested in full on February 22, 2015, which was the third anniversary of the grant date, but was outstanding on December 31, 2014.

(7)	This award of Pioneer Southwest phantom units, as converted into RSUs of the Company, vests in full on February 20, 2016, which is the third anniversary of the grant date.

(8)
This award of performance units was made in 2013 and has a three-year performance period (January 2013 to December 2015). The number of shares reported represents the number of performance units that would vest on December 31, 2015 if the Company's relative TSR resulted in a ranking of second out of the twelve peer companies, which would be 200% of the "Target" number of performance units awarded, in accordance with the table in the section above entitled "Narrative Disclosure for the 2014 Grants of Plan-Based Awards Table." As of December 31, 2014, the Company's relative TSR for this performance period would have resulted in a ranking of third place.

(9)
This award of performance units was made in 2014 and has a three-year performance period (January 2014 to December 2016). The conditions for vesting of this award are described above in "Narrative Disclosure for the 2014 Grants of Plan Based Awards Table." The number of shares reported represents the number of performance units that would vest on December 31, 2016 if the Company's relative TSR resulted in a ranking of fifth out of the twelve peer companies, which would be 125% of the "Target" number of performance units awarded, in accordance with the table in the section above entitled "Narrative Disclosure for the 2014 Grants of Plan-Based Awards Table." As of December 31, 2014, the Company's relative TSR for this performance period would have resulted in a ranking of sixth place.

(10)
This retention award of restricted stock, or RSUs in the case of Mr. Dove, was granted on February 22, 2012 and is scheduled to vest in equal one-third installments on the third, fourth and fifth anniversaries of the date of grant, subject to the NEO remaining employed with the Company continuously through each vesting date. Accordingly, the full amount of this award was outstanding on December 31, 2014, but vested as to one-third of the shares on February 22, 2015.

(11)	This award of stock options vested in full on February 15, 2014, which was the third anniversary of the grant date.

(12)	This award of stock options vested in full on February 18, 2012, which was the third anniversary of the grant date.

(13)	This award of stock options vested in full on February 16, 2013, which was the third anniversary of the grant date.

2014 Option Exercises and Stock Vested

The following table sets forth, for each NEO, information about exercises of stock options, the lapse of restrictions on stock awards and the vesting of performance units during 2014:

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise (1)($) (c)	Number of Shares Acquired on Vesting (#) (d)			Value Realized on Vesting ($) (e)
Scott D. Sheffield	32,098	$2,869,882	25,704 35,106 4,450	(3) (4)	$ $ $	4,762,951 5,225,528 824,585	(2) (3) (4)
Richard P. Dealy	11,213	$1,076,873	8,980 11,702 1,554	(3) (4)	$ $ $	1,663,994 1,741,843 287,956	(2) (3) (4)
Mark S. Berg	7,120	$1,009,260	5,612 6,650	(3)	$ $	1,039,904 989,853	(2) (3)
Chris J. Cheatwood	—	$—	6,735 7,980	(3)	$ $	1,247,996 1,187,823	(2) (3)
Timothy L. Dove	24,000	$4,904,460	15,574 15,958	(3)	$ $	2,885,862 2,375,348	(2) (3)
______________

(1)
The value realized per share acquired is based on the difference between the closing price per share of the Company's common stock on the date of exercise and the exercise price per share of the stock options.

(2)
The value realized with respect to vesting of restricted stock is based on the closing price per share of $185.30 of the Company's common stock on February 14, 2014, the most recent closing price of the Company's common stock prior to the date of vesting of the awards on February 15, 2014.

(3)
These shares vested as of December 31, 2014, in respect of the performance unit awards granted in 2012, with the number of shares of stock earned with respect to such awards determined on the basis of the Company's achievement of performance objectives for the performance period beginning January 1, 2012 and ending on December 31, 2014. For this performance period, the Company's TSR resulted in a ranking of second place, providing a payout of 200 percent of the "Target" number of performance units awarded, in accordance with the table in the section above entitled "Narrative Disclosure for the 2014 Grants of Plan-Based Awards Table." The value realized with respect to these earned performance units is based on the closing price of $148.85 of the Company's common stock on December 31, 2014.

(4)
These stock awards were granted by the general partner of Pioneer Southwest on February 15, 2011, and were to be settled in common units of Pioneer Southwest. As a result of the Company's acquisition of Pioneer Southwest in 2013, these Pioneer Southwest awards were converted into equivalent RSUs of the Company, with adjustments in the number of shares issuable upon vesting to reflect the merger exchange ratio. The number reported in column (d) is the number of shares of the Company's common stock that were issued (before tax) upon vesting of these awards as so adjusted, and the value realized as reported in column (e) is based on the closing price of $185.30 of the Company's common stock on February 14, 2014, the most recent closing price of the Company's common stock prior to the date of vesting of the awards on February 15, 2014.

Pension Benefits

The Company does not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for its NEOs.

2014 Non-Qualified Deferred Compensation

The Company's NEOs participate in the 401(k) Plan, a Company-sponsored, tax-qualified defined contribution retirement plan, and a non-qualified deferred compensation plan. The following table provides information about participation of each NEO in the Company's non-qualified deferred compensation plan:

Name (a)	Executive Contributions in Last FY (1) ($)(b)	Registrant Contributions in Last FY (2) ($)(c)	Aggregate Earnings in Last FY (3) ($)(d)	Aggregate Balance at Last FYE (4) ($)(f)
Scott D. Sheffield	$98,477	$98,477	($1,329,198)	$7,657,434
Richard P. Dealy	$72,208	$48,138	$178,469	$2,296,551
Mark S. Berg	$37,600	$37,600	$8,662	$764,125
Chris J. Cheatwood	$105,096	$42,039	$146,785	$1,861,826
Timothy L. Dove	$62,654	$62,654	$190,516	$2,534,252
______________

(1)
The amounts reported in this column were deferred at the election of the NEO and are also included in the amounts reported in the Salary or Non-Equity Incentive Plan Compensation column of the "Summary Compensation Table" for 2014.

(2)	The amounts in this column are also included in the All Other Compensation column of the "Summary Compensation Table" for 2014.

(3)
The amounts in this column represent aggregate earnings on the investments made in the non-qualified deferred compensation plan that accrued during 2014 on amounts of salary and/or bonus deferred at the election of the NEO and the contributions made by the Company for each NEO pursuant to the Company's non-qualified deferred compensation plan.

(4)
The aggregate balance for each NEO reflects the cumulative value, as of December 31, 2014, of the contributions to the Company's non-qualified deferred compensation plan made by that NEO and the Company for the NEO's account, and any earnings on these amounts, since the NEO began participating in the plan. The Company has previously reported the Company contributions, executive contributions and above-market returns (to the extent the NEO's compensation was required to be reported for the NEO pursuant to SEC rules) in its Summary Compensation Table since the 2006 fiscal year. The total amount previously reported in the Summary Compensation Table for each of the NEOs was as follows: Mr. Sheffield, $2,815,655; Mr. Dealy, $981,154; Mr. Berg, $496,766; Mr. Cheatwood, $1,010,684; and Mr. Dove, $1,103,997.

The non-qualified deferred compensation plan allows each participant to contribute up to 25 percent of base salary and 100 percent of annual cash bonus incentive payments. In addition, the Company may provide a matching contribution of 100 percent of the participant's contribution up to the first ten percent of an executive officer's base salary. The Company's matching contribution vests immediately.

The non-qualified deferred compensation plan permits each executive officer to make investment allocation choices for both the executive officer's contributions and the Company matching contributions made on the executive's behalf among the designated mutual funds offered as investment options under the non-qualified deferred compensation plan. The Company retains the right to maintain these investment choices as hypothetical investments or to actually invest the plan account pursuant to the executive officer's investment choices. To date, the Company has chosen to actually invest the funds in the investment options selected by the executive officers so that the investment returns are funded, but such funds remain assets subject to the claims of the Company's general creditors. If a participant fails to make an investment election, then amounts allocated to his or her account shall be deemed to be invested in the investments designated by the plan administrator from time to time; the default investment for the 2014 year was the Vanguard Target Retirement Fund that most closely matches the year in which the participant would retire. An executive is permitted to change his or her investment choices at any time. No earnings on amounts deferred under the non-qualified deferred compensation plan are above-market or preferential. The following table lists the mutual fund investment options for the non-qualified deferred compensation plan in 2014, all of which were also investments options available to participants in the 401(k) Plan for 2014, with the annual rate of return for each fund:

Investment Funds	Rate of Return	Investment Funds	Rate of Return
500 Index Fund Inv	13.51%	Target Retirement 2010	5.93%
American Funds EuroPacific Gr R4	-2.29%	Target Retirement 2015	6.56%
Artisan Mid Cap Value Investor	1.52%	Target Retirement 2020	7.11%
Eagle Small Cap Value Inv	5.43%	Target Retirement 2025	7.17%
Extended Mkt Index Inv	7.56%	Target Retirement 2030	7.17%
Inflation-Protect Sec Inv	4.07%	Target Retirement 2035	7.24%
Inter-Term Treasury Inv	4.32%	Target Retirement 2040	7.15%
Invesco Real Estate Institutional	28.62%	Target Retirement 2045	7.16%
JPMorgan Disciplined Equity Instl	15.74%	Target Retirement 2050	7.18%
JPMorgan Small Cap Equity Sel	7.55%	Target Retirement 2055	7.19%
Loomis Sayles Bond Instl	4.76%	Target Retirement 2060	7.16%
Oppenheimer Developing Markets	-4.39%	Target Retirement Income	5.54%
Oppenheimer International Small Co I	0.54%	Templeton Global Bond A	1.84%
PIMCO Total Return Admin	4.69%	Total Bond Mkt Index Inv	5.90%
Prime Money Mkt Fund	0.01%	Total Intl Stock Ix Inv	-4.24%
PRIMECAP Fund Investor	18.72%	Total Stock Mkt Idx Inv	12.43%
Prudential Jennison Natural Resources	-19.69%	Wellington Fund Inv	9.82%
Small-Cap Value Index Admiral	10.55%	Windsor II Fund Inv	11.16%
T. Rowe Price Mid-Cap Growth	13.16%

A participant's vested benefits may, at the option of the participant, be distributed in one cash lump sum payment, in five annual installments or in ten annual installments. Participants elect to receive this account balance under the Company's non-qualified deferred compensation plan either upon separation from service or the first day of the plan year following the participant's separation from service. Payments upon separation from service will be delayed six months in accordance with Section 409A of the Code in the event a participant is a "specified employee" for purposes of Section 409A.

A participant may be entitled to make a withdrawal prior to his or her termination of employment if the plan administrator determines that the participant has experienced an unforeseeable financial emergency, to the extent necessary to satisfy the participant's needs. An unforeseeable emergency is defined in the plan as a severe financial hardship to the participant that results from: (a) an illness or accident of the participant, the participant's spouse, the participant's beneficiary or the participant's dependent, (b) a loss of the participant's property due to casualty, or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant.

In the event of a change in control, the entire amount credited to a participant under the non-qualified deferred compensation plan will be paid to the participant in a single lump sum cash payment. The plan relies upon the definition of a "change in control" as it exists in the Company's 2006 Long-Term Incentive Plan at the time of occurrence of the change in control.

If a participant dies prior to the complete payment of his account, the entire amount remaining under the non-qualified deferred compensation plan will be paid in a single lump sum cash payment to the participant's beneficiary in the first calendar quarter following the participant's death.

Potential Payments Upon Termination or Change in Control

The Company is party to severance agreements and change in control agreements with each of its executive officers listed in the section entitled "Directors and Executive Officers." Salaries and annual cash bonus incentive payments are set by the Compensation Committee independent of these agreements and the Compensation Committee can increase or decrease base salaries and annual cash bonus opportunities at its discretion. See "Compensation Discussion and Analysis-Elements of the Company's Compensation Program" for more information.

Equity Awards

For information about accelerated vesting of various equity awards, see the Narrative Disclosure for the 2014 Grants of Plan-Based Awards Table and the footnotes that follow the tables below quantifying payments under various termination scenarios and upon a change in control.

Severance Agreements

The severance agreements provide for the following payments upon a termination of employment due to death, disability or a normal retirement: (1) any earned but unpaid salary, (2) all accrued or vested obligations due to the executive pursuant to the Company's employee benefit plans at the time of the termination, including any compensation that had previously been deferred by the executive, and (3) a separation payment in the amount of the executive officer's base salary.

The severance agreements also provide that, if the executive officer terminates employment for good reason or if an executive's employment with the Company terminates other than for cause, death, disability or normal retirement, the Company must pay the executive officer a separation payment in addition to earned salary and vested benefits. The separation payment is an amount equal to the sum of (1) one times the executive officer's base salary (three times base salary for Mr. Sheffield and 2.5 times base salary in the case of Mr. Dove), (2) 18 times the monthly cost for the executive officer to continue coverage for himself and his eligible dependents under the Company's group medical plans (36 times the monthly cost in the case of Mr. Sheffield and 30 times the monthly cost in the case of Mr. Dove), and (3) one-twelfth of the executive officer's base salary if the date of termination is less than 30 days following the notice of termination and the executive officer's employment is terminated by the Company. In the case of Messrs. Sheffield and Dove, the severance agreements also provide for the immediate vesting of certain equity awards under the Company's 2006 Long-Term Incentive Plan (for more information, see the footnotes to the tables quantifying potential payments in this section). Payment of an executive's annual cash bonus incentive for the year of termination on any type of termination, other than a change in control termination (discussed below), is at the discretion of the Compensation Committee. The severance agreements terminate upon a change in control of the Company.

The severance agreements contain certain confidentiality, non-solicitation and non-interference provisions. The confidentiality provisions generally extend until three years following an executive's termination of employment, while the non-solicitation of employees and non-interference with business relationships provisions extend for two years following the executive's termination date.

Change in Control Agreements

The change in control agreements provide that, if the executive officer terminates employment (1) for good reason or (2) if an executive officer's employment with the Company terminates other than for cause, death, disability or normal retirement, in either case in connection with or within two years following a change in control, then the Company must (A) pay the executive officer a separation payment, (B) provide the executive officer with continued group medical coverage at a cost equivalent to a similarly situated active employee for approximately three years (in the case of Messrs. Sheffield and Dove, until the date the executive is eligible for full medical benefits under the provisions of Medicare), (C) pay earned salary and vested benefits, and (D) fully vest all the executive officer's outstanding equity awards under the Company's 2006 Long-Term Incentive Plan. The separation payment is an amount equal to the sum of (1) 2.99 times the sum of the executive officer's base salary and target bonus determined in accordance with the terms of each agreement, (2) a pro-rated portion of the defined target bonus based on the days elapsed in the calendar year of termination, and (3) one-twelfth of the executive officer's annual base salary if the date of termination is less than 30 days following the notice of termination and the executive officer's employment is terminated by the Company.

The agreements do not provide a "gross-up" payment for excise taxes that might be imposed on payments under the change in control agreements by Section 4999 of the Code. The agreements contain a best-of-net provision, so that, in the event that excise taxes would be imposed on payments under the change in control agreements, the executive officer will either (1) pay the excise tax without assistance from the Company or (2) will have the payments reduced to an amount at which an excise tax no longer applies, based on which result is more favorable to the executive officer on an after-tax basis.

If the Company terminates an executive officer without cause following a potential change in control and if a change in control actually occurs within 12 months following the termination, the executive officer will be entitled upon the change in control to receive the difference between (1) any payments that the executive already received from the Company upon the executive's actual termination date, and (2) those payments or benefits that would have been paid to the executive if the executive had been terminated without cause immediately following the change in control, plus a payment equal to the value of the executive officer's outstanding equity-based awards that were forfeited when his or her employment was terminated. If, after a change in control, an executive officer terminates employment because he is required to relocate more than 50 miles, but is not otherwise entitled to terminate employment for good reason, then the Company must (1) pay the executive officer a reduced separation payment equal to one times his or her annualized base salary, (2) pay the executive officer earned salary and vested benefits, and (3) provide the executive officer with continued coverage for one year under the Company's group medical benefit plans. The change in control agreements continue for two years following a change in control that occurs during the term of the agreement.

The change in control agreements also provide for a payment equal to one times the executive officer's annual base salary in the event of his or her death, disability or normal retirement within two years following a change in control.

All payments, other than continued medical benefits, received under both the severance agreements and the change in control agreements are distributed as a lump sum. Cash separation payments under the severance agreements will only be made following the executive officer's execution of a general release in favor of the Company. While the lump sum payments will be made within a ten day period following a termination of employment where possible, in the event that the individual is considered a "specified employee" pursuant to the regulations promulgated under Section 409A of the Code, certain payments or benefits may be delayed for a period of six months as required by the federal tax regulations in order to prevent an excise tax of 20 percent from being imposed on such payments.

Definitions. For purposes of the severance and change in control agreements, the terms set forth below generally have the meanings described below:

A "change in control" generally includes the occurrence of any of the following events or circumstances: (1) a person or group acquires securities of the Company that, together with any other securities held by such person, constitutes 40 percent or more of either (x) the then outstanding shares of the Company's common stock or (y) the combined voting power of the then outstanding voting securities of the

Company, except for acquisitions directly from the Company and acquisitions by an employee benefit plan sponsored or maintained by the Company; (2) a majority of the members of the Board changes, other than new members elected or nominated by at least a majority of the then-current Board, absent an election contest or similar proxy dispute; (3) the Company merges or engages in a similar transaction, or sells all or substantially all of its assets, unless the Company's stockholders prior to the transaction own more than half of the voting interest of the Company or the resulting entity (in substantially the same ratios) after the transaction, and neither of the events in items (1) and (2) above has occurred for the Company or the resulting entity; or (4) the Company's stockholders approve a complete liquidation or dissolution of the Company. The change in control agreements also restrict the definition of a "change in control" to a change in control event for purposes of Section 409A of the Code in the event that an executive officer would receive payments under the agreement due to a termination of employment following a "potential change in control" but prior to the occurrence of a "change in control."

A "potential change in control" will be deemed to have occurred if (1) a person or group announces publicly an intention to effect a change in control, or commences an action that, if successful, could reasonably be expected to result in a change in control; (2) the Company enters into an agreement that would constitute a change in control; or (3) any other event occurs which the Board declares to be a potential change in control.

"Cause" generally means any of the following circumstances: (1) the officer's failure to substantially perform his or her duties, unless the failure is due to physical or mental incapacity, or to comply with a material written policy of the Company; (2) the officer's engaging in an act of gross misconduct that results in, or is intended to result in, material damage to the Company's business or reputation; (3) the officer's failure to cooperate in connection with an investigation or proceeding into the business practices or operations of the Company; or (4) the officer's conviction of a felony or a crime or misdemeanor involving moral turpitude or financial misconduct. In addition, in the severance agreements, "cause" includes a material violation by the officer of the provisions of the confidentiality and non-solicitation restrictions in the agreement.

A "disability" shall mean the employee's physical or mental impairment or incapacity of such severity that, in the opinion of the Company's chosen physician, the employee is unable to continue to perform his or her duties. A "disability" will also be deemed to have occurred if the employee becomes entitled to long-term disability benefits under any of the Company's employee benefit plans.

"Good reason," in the change in control agreements, generally means any of the following circumstances: (1) the assignment to the officer of duties materially inconsistent with his or her position as compared to his or her duties immediately prior to the potential change in control or change in control; (2) a reduction in the officer's base salary; or (3) the failure to provide the officer the opportunity to earn annual bonuses and long-term incentive compensation, and to participate in retirement, deferred compensation, medical and similar benefits, all in a manner consistent with the Company's then existing practices.

The definition of "good reason" in Mr. Sheffield's and Mr. Dove's severance agreements is substantially similar to the definition in the change in control agreement, except that, in Mr. Sheffield's agreement, "good reason" also includes the failure of the Company to nominate him for re-election to the Board, or any failure of the stockholders to re-elect him to the Board, unless due to his death, disability, termination for cause or voluntary resignation. In the severance agreements for officers other than Messrs. Sheffield and Dove, "good reason" generally means a demotion of the officer to an officer position junior to his then existing position, or to a non-officer position, or a reduction in base salary that is not a Company-wide reduction and that is greater than 80 percent, or any reduction in base salary that is greater than 65 percent.

An executive will be considered eligible for "normal retirement" upon reaching the age of 60 years.

The following tables quantify the payments and benefits provided to the NEOs upon the events specified below. The value of the accelerated vesting or settlement of equity awards is based on the closing price of $148.85 of the Company's common stock on December 31, 2014.

Scott D. Sheffield. The following table shows, as of December 31, 2014, the estimated potential payments and benefits that would be received by Mr. Sheffield upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock/RSUs (2)	$—	$13,097,014	$8,526,442	$13,097,014
Performance Units (3)	—	13,428,739	7,508,523	13,428,739
Stock options (2)	—	1,271,381	1,200,780	1,271,381
Benefits & Perquisites:
Severance Payment	—	2,970,000	990,000	6,148,437
Prorated Bonus Payment (4)	—	1,287,000	990,000	1,066,333
Medical Benefit Continuation (5)	—	32,408	—	26,741
Pay in lieu of 30-day Notice (6)	—	82,500	—	82,500
Total	$—	$32,169,042	$19,215,745	$35,121,145
______________

(1)
The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above. Additionally, the benefits and payments quantified herein have been determined as of December 31, 2014, and therefore do not contemplate the effect on the long-term incentive compensation component resulting from the vesting in February 2015 of 33,808 RSUs and the grants of awards made in February 2015 under the Company's Long Term Incentive Plan.

(2)
Unvested RSU and stock option awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated. Unvested RSU and stock option awards also automatically vest upon a termination not for cause or a termination for good reason.  In the case of normal retirement, death or disability, vesting of the awards is accelerated pro rata to the end of the month of termination.

(3)
Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated. Unvested performance unit awards also automatically vest with the award of shares subject to performance measured at the end of the three-year performance period upon a termination not for cause or a termination for good reason.  In the case of normal retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target (because the performance units would be measured at target and not based on assumed performance, the amount shown in the table for the estimated potential payments of the performance units would actually be $4,189,243). Except in the case of a termination due to death or disability, the number of shares underlying performance units is calculated assuming the rankings specified in footnotes (8) and (9) of the 2014 Outstanding Equity Awards at Fiscal Year End table.

(4)	Other than in connection with a change in control termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes a bonus payment in the amount indicated.

(5)
These amounts equal the cost of continued medical coverage for a period of 36 months in the event of a termination not for cause or a termination for good reason. In the event of a termination in connection with a change in control, the change in control agreements provide continued coverage until Mr. Sheffield is eligible to receive Medicare benefits; thus, the period of continued coverage is two years and six months as of December 31, 2014.

(6)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.

Richard P. Dealy. The following table shows, as of December 31, 2014, the estimated potential payments and benefits that would be received by Mr. Dealy upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock (2)	$—	$2,763,301	$2,763,301	$4,135,946
Performance Units (3)	—	2,366,789	2,366,789	4,156,245
Stock options (2)	—	400,272	400,272	423,817
Retention Award (2)	—	—	—	3,483,685
Benefits & Perquisites:
Severance Payment	—	488,000	488,000	2,732,960
Prorated Bonus Payment (4)	—	488,000	488,000	426,033
Medical Benefit Continuation (5)	—	28,372	—	47,879
Pay in lieu of 30-day Notice (6)	—	40,667	—	40,667
Total	$—	$6,575,401	$6,506,362	$15,447,232
______________

(1)
The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above. Additionally, the benefits and payments quantified herein have been determined as of December 31, 2014, and therefore do not contemplate the effect on the long-term incentive compensation component resulting from the vesting in February 2015 of 19,070 shares of restricted stock and RSUs and the grants of awards made in February 2015 under the Company's Long Term Incentive Plan.

(2)
Unvested restricted stock, stock option, retention and RSU awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated. In the case of a termination not for cause, a termination for good reason, or normal retirement, death or disability, vesting of the awards, other than retention awards, is accelerated pro rata to the end of the month of termination. Upon a termination as described in the preceding sentence prior to the third anniversary of the date of grant, the restricted shares subject to the retention awards are forfeited to the Company. As a result, assuming a triggering event on December 31, 2014, only a change of control would result in vesting with respect to the restricted shares subject to the retention awards.

(3)
Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated. Unvested performance unit awards also automatically vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period upon a termination not for cause or a termination for good reason.  In the case of normal retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target (because the performance units would be measured at target and not based on assumed performance, the amount shown in the table for the estimated potential payments of the performance units would actually be $1,305,303). Except in the case of a termination due to death or disability, the number of shares underlying performance units is calculated assuming the rankings specified in footnotes (8) and (9) of the 2014 Outstanding Equity Awards at Fiscal Year End table.

(4)	Other than in connection with a change in control termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes a bonus payment in the amount indicated.

(5)
These amounts equal the cost of continued medical coverage for a period of 18 months in the event of a termination not for cause or a termination for good reason pursuant to the severance agreements. In the event of a termination in connection with a change in control, the change in control agreements provide continued coverage for a period of 36 months.

(6)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.

Mark S. Berg. The following table shows, as of December 31, 2014, the estimated potential payments and benefits that would be received by Mr. Berg upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock (2)	$—	$1,635,010	$1,635,010	$2,467,784
Performance Units (3)	—	1,413,467	1,413,467	2,500,714
Stock options (2)	—	227,453	227,453	240,823
Retention Award (2)	—	—	—	1,979,407
Benefits & Perquisites:
Severance Payment	—	410,000	410,000	2,148,813
Prorated Bonus Payment (4)	—	328,000	328,000	308,667
Medical Benefit Continuation (5)	—	25,485	—	42,888
Pay in lieu of 30-day Notice (6)	—	34,167	—	34,167
Total	$—	$4,073,582	$4,013,930	$9,723,263
______________

(1)
The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above. Additionally, the benefits and payments quantified herein have been determined as of December 31, 2014, and therefore do not contemplate the effect on the long-term incentive compensation component resulting from the vesting in February 2015 of 11,081 shares of restricted stock and the grants of awards made in February 2015 under the Company's Long Term Incentive Plan.

(2)
Unvested restricted stock, stock option and retention awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated. In the case of a termination not for cause, a termination for good reason, or normal retirement, death or disability, vesting of the awards, other than retention awards, is accelerated pro rata to the end of the month of termination. Upon a termination as described in the preceding sentence prior to the third anniversary of the date of grant, the restricted shares subject to the retention awards are forfeited to the Company. As a result, assuming a triggering event on December 31, 2014, only a change of control would result in vesting with respect to the restricted shares subject to the retention awards.

(3)
Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated. Unvested performance unit awards also automatically vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period upon a termination not for cause or a termination for good reason.  In the case of normal retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target (because the performance units would be measured at target and not based on assumed performance, the amount shown in the table for the estimated potential payments of the performance units would actually be $783,236). Except in the case of a termination due to death or disability, the number of shares underlying performance units is calculated assuming the rankings specified in footnotes (8) and (9) of the 2014 Outstanding Equity Awards at Fiscal Year End table.

(4)	Other than in connection with a change in control termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes a bonus payment in the amount indicated.

(5)
These amounts equal the cost of continued medical coverage for a period of 18 months in the event of a termination not for cause or a termination for good reason pursuant to the severance agreements. In the event of a termination in connection with a change in control, the change in control agreements provide continued coverage for a period of 36 months.

(6)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.

Chris J. Cheatwood. The following table shows, as of December 31, 2014, the estimated potential payments and benefits that would be received by Mr. Cheatwood upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock (2)	$—	$1,977,753	$1,977,753	$2,985,931
Performance Units (3)	—	1,730,832	1,730,832	3,051,590
Stock options (2)	—	272,930	272,930	288,966
Retention Award (2)	—	—	—	2,375,199
Benefits & Perquisites:
Severance Payment	—	425,000	425,000	2,205,623
Prorated Bonus Payment (4)	—	340,000	340,000	312,667
Medical Benefit Continuation (5)	—	28,703	—	47,749
Pay in lieu of 30-day Notice (6)	—	35,417	—	35,417
Total	$—	$4,810,635	$4,746,515	$11,303,142
______________

(1)
The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above. Additionally, the benefits and payments quantified herein have been determined as of December 31, 2014, and therefore do not contemplate the effect on the long-term incentive compensation component resulting from the vesting in February 2015 of 13,298 shares of restricted stock and the grants of awards made in February 2015 under the Company's Long Term Incentive Plan.

(2)
Unvested restricted stock, stock option and retention awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated. In the case of a termination not for cause, a termination for good reason, or normal retirement, death or disability, vesting of the awards, other than retention awards, is accelerated pro rata to the end of the month of termination. Upon a termination as described in the preceding sentence prior to the third anniversary of the date of grant, the restricted shares or RSUs subject to the retention awards are forfeited to the Company. As a result, assuming a triggering event on December 31, 2014, only a change of control would result in vesting with respect to the restricted shares or RSUs subject to the retention awards.

(3)
Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated. Unvested performance unit awards also automatically vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period upon a termination not for cause or a termination for good reason.  In the case of normal retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target (because the performance units would be measured at target and not based on assumed performance, the amount shown in the table for the estimated potential payments of the performance units would actually be $956,961). Except in the case of a termination due to death or disability, the number of shares underlying performance units is calculated assuming the rankings specified in footnotes (8) and (9) of the 2014 Outstanding Equity Awards at Fiscal Year End table.

(4)	Other than in connection with a change in control termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes a bonus payment in the amount indicated.

(5)
These amounts equal the cost of continued medical coverage for a period of 18 months in the event of a termination not for cause or a termination for good reason pursuant to the severance agreements. In the event of a termination in connection with a change in control, the change in control agreements provide continued coverage for a period of 36 months.

(6)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.

Timothy L. Dove. The following table shows, as of December 31, 2014, the estimated potential payments and benefits that would be received by Mr. Dove upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock (2)	$—	$5,873,323	$3,905,857	$5,873,323
Performance Units (3)	—	5,929,792	3,359,090	5,929,792
Stock options (2)	—	577,932	545,825	577,932
Retention Award (2)	—	—	—	4,750,548
Benefits & Perquisites:
Severance Payment	—	1,587,500	635,000	3,638,830
Prorated Bonus Payment (4)	—	635,000	635,000	582,000
Medical Benefit Continuation (5)	—	47,287	—	263,958
Pay in lieu of 30-day Notice (6)	—	52,917	—	52,917
Total	$—	$14,703,751	$9,080,772	$21,669,300
______________

(1)
The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above. Additionally, the benefits and payments quantified herein have been determined as of December 31, 2014, and therefore do not contemplate the effect on the long-term incentive compensation component resulting from the vesting in February 2015 of 26,596 shares of restricted stock and RSUs and the grants of awards made in February 2015 under the Company's Long Term Incentive Plan.

(2)
Unvested restricted stock, stock option and retention awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated. Unvested stock option and restricted stock awards, other than retention awards, also automatically vest (i) 100 percent in the event of a termination not for cause or a termination for good reason or (ii) pro rata to the end of the month of termination, in the event of normal retirement, death or disability. Upon a termination as described in the preceding sentence prior to the third anniversary of the date of grant, the RSUs subject to the retention awards are forfeited to the Company. As a result, assuming a triggering event on December 31, 2014, only a change of control would result in vesting with respect to the RSUs subject to the retention awards.

(3)
Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated. Unvested performance unit awards also automatically vest with the award of shares subject to performance measured at the end of the three-year performance period upon a termination not for cause or a termination for good reason.  In the case of normal retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target (because the performance units would be measured at target and not based on assumed performance, the amount shown in the table for the estimated potential payments of the performance units would actually be $1,858,644). Except in the case of a termination due to death or disability, the number of shares underlying performance units is calculated assuming the rankings specified in footnotes (8) and (9) of the 2014 Outstanding Equity Awards at Fiscal Year End table.

(4)	Other than in connection with a change in control termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes a bonus payment in the amount indicated.

(5)
These amounts equal the cost of continued medical coverage for a period of 30 months in the event of a termination not for cause or a termination for good reason. In the event of a termination in connection with a change in control, the change in control agreements provide continued coverage until Mr. Dove is eligible to receive Medicare benefits; thus, the period of continued coverage is seven years as of December 31, 2014.

(6)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.

COMPENSATION PROGRAMS AND RISK CONSIDERATIONS

The Company does not believe that its policies and practices of compensating its employees give rise to risks that are reasonably likely to have a material adverse effect on the Company. In making this determination, the Company considered the following:

•
The Board has adopted a clawback policy, and has established substantial stock ownership guidelines for the Company's directors and executive officers, as well as other officers of the Company and its subsidiaries.

•
As discussed in the Compensation Discussion and Analysis section, the Company's compensation program for its executive officers is weighted toward pay-for-performance; however, the Company believes the following aspects mitigate against its executive officers taking excessive risk:

•
The annual long-term incentive plan award component of the program, which is intended to be the largest component of each executive officer's overall compensation package, is divided into different types of awards, but all are weighted toward long-term achievement, with vesting periods of three years that are based on the value of the Company's stock and not on any particular metric, which could encourage risk-taking.

•
Each executive officer's annual cash bonus incentive payment is based on a number of goals set for the Company as a whole, some of which counteract the potential for risk taking, such as goals for levels of indebtedness, and is ultimately subject to the Compensation Committee's discretion to adjust the amount of the payout so that the Committee can consider both the risks facing the Company and market conditions at the time of the decision.

•
To further enhance the long-term incentive component of the program, in February 2012, the Compensation Committee approved a special retention award of restricted shares to vest over five years, which is a longer vesting period than the Company's typical equity awards. These retention awards did not begin to vest until February 2015, and then only as to one-third of the underlying shares, and will continue to vest in equal one-third installments through February 2017 subject to continuing employment.

•
With regard to the Company's overall compensation program, while the Company has organized itself into asset teams focused on the Company's significant oil and gas assets, the Company's compensation philosophy is focused on the Company's performance as a whole, and any variations in compensation based on achievements within any one asset team or employee group consist of relatively small adjustments to salary and bonus. The Company does not compensate any division or group of its employees significantly differently than any other. In addition, the majority of the Company's employees receive grants of equity awards each year that vest over a period of three years in order to align their interests with the long-term performance of the Company.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Buchanan, Cates, Gobe, Thompson and Ramsey and Ms. Methvin served on the Compensation Committee during fiscal year 2014. None of the directors who served on the Compensation Committee during fiscal year 2014 has ever served as one of the Company's officers or employees. During fiscal year 2014, none of the Company's executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on the Board or the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 26, 2015, by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of the Company's common stock, (ii) each NEO of the Company, (iii) each current director of the Company and (iv) all current directors and executive officers as a group. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

Name of Person or Identity of Group	Number of Shares	Percentage Of Class (1)
T. Rowe Price Associates, Inc. (3)	14,966,390	10.0
100 E. Pratt Street
Baltimore, MD 21202
Wellington Management Company, LLP (4) 280 Congress Street Boston, MA 02210	10,371,249	6.9
Capital World Investors (5) 333 South Hope Street Los Angeles, CA 90071	10,002,169	6.7
BlackRock, Inc. (6)	9,420,833	6.3
40 East 52nd Street
New York, NY 10022
State Street Corporation (7)	8,330,924	5.6
One Lincoln Street
Boston, MA 02111
The Vanguard Group, Inc. (8)	8,247,320	5.5
100 Vanguard Blvd.
Malvern, PA 19355
Scott D. Sheffield (7)(8)(9)(10)	679,291	(2)
Richard P. Dealy (7)(9)(11)(12)	210,890	(2)
Mark S. Berg (9)(11)(12)(13)	91,372	(2)
Chris J. Cheatwood (7)(8)(9)(11)(12)(14)	120,106	(2)
Timothy L. Dove (7)(9)(11)(12)	322,766	(2)
Edison C. Buchanan (12)	25,972	(2)
Andrew F. Cates (7)(12)(14)	19,446	(2)
Phillip A. Gobe (9)(12)	1,765	(2)
Larry R. Grillot (9)(12)	3,084	(2)
Stacy P. Methvin (9)(12)	2,584	(2)
Royce W. Mitchell (9)(12)	3,746	(2)
Charles E. Ramsey, Jr. (12)(14)	15,810	(2)
Frank A. Risch (12)	11,695	(2)
J. Kenneth Thompson (8)(9)(12)	7,121	(2)
Jim A. Watson (12)	6,553	(2)
Phoebe A. Wood (9)(12)	2,584	(2)
All directors and executive officers as a group (21 persons) (9)(11)(12)	1,583,047	1.1
__________

(1)	Based on 149,376,642 shares of common stock outstanding.

(2)	Does not exceed one percent of class.

(3)
According to an Amendment to Schedule 13G filed with the SEC on February 13, 2015, T. Rowe Price Associates, Inc. has sole voting power with regard to 5,044,696 shares, shared voting power with regard to 0 shares, sole dispositive power with regard to 14,966,390 shares, and shared dispositive power with regard to 0 shares.

(4)
According to a Schedule 13G filed with the SEC on February 12, 2015, Wellington Management Company, LLP has sole voting power with regard to 0 shares, shared voting power with regard to 4,849,637 shares, sole dispositive power with regard to 0 shares, and shared dispositive power with regard to 10,371,249 shares.

(5)
According to an Amendment to Schedule 13G filed with the SEC on February 13, 2015, Capital World Investors has sole voting power with regard to 10,002,169 shares, shared voting power with regard to 0 shares, sole dispositive power with regard to 1 10,002,169 shares, and shared dispositive power with regard to 0 shares.

(6)
According to an Amendment to Schedule 13G filed with the SEC on February 6, 2015, BlackRock Inc. has sole voting power with regard to 8,087,258 shares, shared voting power with regard to 0 shares, sole dispositive power with regard to 9,420,833 shares, and shared dispositive power with regard to 0 shares.

(7)
According to a Schedule 13G filed with the SEC on February 12, 2015, State Street Corporation has sole voting power with regard to 0 shares, shared voting power with regard to 8,330,924 shares, sole dispositive power with regard 0 shares, and shared dispositive power with regard to 8,330,924 shares.

(8)
According to an Amendment to Schedule 13G filed with the SEC on February 11, 2015, The Vanguard Group, Inc. has sole voting power with regard to 254,191 shares, shared voting power with regard to 0 shares, sole dispositive power with regard to 8,006,556 shares, and shared dispositive power with regard to 240,764 shares.

(7)	Includes the following number of shares held in each respective officer's or director's 401(k) Plan account: Mr. Sheffield, 22,016; Mr. Dealy, 310; Mr. Dove, 350; and Mr. Cates, 882.

(8)
Includes the following number of shares held in each respective officer's investment retirement account: Mr. Cheatwood, 2,000; and Mr. Thompson, 100. Excludes 37,827 shares held for the benefit of Mr. Sheffield through Pioneer's non-qualified deferred compensation plan.

(9)
Excludes the following number of RSUs that are unvested and will not vest within 60 days: Mr. Sheffield, 82,200; Mr. Dealy, 1,601; Mr. Dove, 42,385; Mr. Gobe, 680; Dr. Grillot, 667; Ms. Methvin, 667; Mr. Mitchell, 680; and Ms. Wood, 667; and all directors and executive officers as a group, 200,871. Also, excludes the performance units held by the executive officers that will vest if and to the extent predetermined performance targets are achieved assuming that performance targets are achieved.

(10)
Includes (i) 20,000 shares owned by a trust whose beneficiaries are members of Mr. Sheffield's family and for which he serves as trustee, but Mr. Sheffield has no beneficial interest in the trust, and (ii) 20,000 shares owned by a trust whose beneficiaries are members of Mr. Sheffield's family and for which Mr. Sheffield's spouse serves as trustee, but Mr. Sheffield has no beneficial interest in the trust.

(11)
Includes the following number of shares subject to exercisable stock options: Mr. Sheffield, 36,232; Mr. Dealy, 12,078; Mr. Berg, 12,470; Mr. Cheatwood, 14,963; Mr. Dove, 71,708; and all directors and executive officers as a group, 118,082.

(12)
Includes the following number of (i) unvested restricted shares or (ii) unvested RSUs that will vest within 60 days: Mr. Dealy, 38,365; Mr. Berg, 24,231; Mr. Cheatwood, 28,612; Mr. Dove, 13,923; Mr. Buchanan, 301; Mr. Cates, 282; Mr. Gobe, 255; Dr. Grillot, 282; Ms. Methvin, 282; Mr. Mitchell, 255; Mr. Ramsey, 313; Mr. Risch, 301; Mr. Thompson, 299; Mr. Watson, 282; Ms. Wood, 282; and all directors and executive officers as a group, 114,135.

(13)	Includes 19,668 shares owned by a trust whose beneficiaries are members of Mr. Berg's family and for which Mr. Berg's spouse serves as trustee, but Mr. Berg has no beneficial interest in the trust.

(14)
Includes the following number of shares held in the names of each respective officer's or director's children or in trusts for the benefit of family members: Mr. Cheatwood, 3,750; Mr. Cates, 1,354; and Mr. Ramsey 14,871.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The executive officers and directors of the Company are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in the Company's common stock, as well as changes in that ownership. To the Company's knowledge, based solely on its review of these reports and written representations from these individuals that no other reports were required, all required reports were timely filed during 2014.

TRANSACTIONS WITH RELATED PERSONS

Employment of Family Members. Tom Sheffield, the brother of Scott D. Sheffield, is Vice President, Western Asset Team of the Company. For 2014, Tom Sheffield was paid $290,000 in base salary and $235,795 in bonus and other benefits and received equity compensation awards under the Company's 2006 Long-Term Incentive Plan having a grant date fair value for financial statement purposes of $387,000. Scott D. Sheffield disclaims any interest in Tom Sheffield's compensation. Ryan Pervier, the son-in-law of William F. Hannes, a Senior Vice President of the Company, is employed at a subsidiary of the Company as a Senior Engineer. For 2014, Ryan Pervier was paid $151,000 in base salary and $72,646 in bonus and other benefits and received equity compensation awards under the Company's 2006 Long-Term Incentive Plan having a grant date fair value for financial statement purposes of $59,000. Mr. Hannes disclaims any interest in Ryan Pervier's compensation.

Well Operations Transaction. On August 1, 2008, Bryan Sheffield, the son of Scott D. Sheffield, obtained from his maternal grandfather ownership of Parsley Energy Operations LLC ("Parsley Energy"), a company that operates an average of 140 Spraberry field wells in which the Company holds an average 31 percent working interest. For 2014, Parsley Energy received standard overhead and supervision fees for operating these wells in the amount of approximately $1,747,000 (with the Company's net share being $538,000). Scott D. Sheffield disclaims any interest in any compensation paid to Bryan Sheffield from the operation of these wells.

Procedures for Review, Approval and Ratification of Related Person Transactions

The Company's Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will periodically review all related person transactions that the rules of the SEC require be disclosed in the Company's Proxy Statement, and make a recommendation to the Board regarding the initial authorization or ratification of any such transaction. In the event that the Board considers ratification of a related person transaction and determines not to so ratify, the Corporate Governance Guidelines provide that management will make all reasonable efforts to cancel or annul the transaction. In February 2015, the Nominating and Corporate Governance Committee conducted its annual review of all such related person transactions.

The Corporate Governance Guidelines provide that in determining whether or not to recommend the initial approval or ratification of a related person transaction, the Nominating and Corporate Governance Committee should consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) whether there is an appropriate business justification for the transaction; (ii) the benefits that accrue to the Company as a result of the transaction; (iii) the terms available to unrelated third parties entering into similar transactions; (iv) the impact of the transaction on a director's independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer); (v) the availability of other sources for comparable products or services; (vi) whether it is a single transaction or a series of ongoing, related transactions; and (vii) whether entering into the transaction would be consistent with the Company's Code of Business Conduct and Ethics.

There were no transactions since the beginning of 2014 that were required to be reported in "Transactions with Related Persons" where the procedures described above did not require review, approval or ratification or where these procedures were not followed.

ITEM TWO
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

General

The Audit Committee has the sole authority and responsibility with respect to the selection, appointment, engagement, compensation, oversight, evaluation, retention and, where appropriate, dismissal of the Company's independent auditors, and the independent auditors are accountable and report directly to the Audit Committee. The Audit Committee has selected Ernst & Young LLP as the independent registered public accounting firm of the Company for 2015. Ernst & Young LLP has audited the Company's consolidated financial statements since 1998. The 2014 audit of the Company's annual consolidated financial statements and effectiveness of internal control over financial reporting was completed on February 19, 2015.

The Audit Committee annually considers the independence of the Company's independent auditors prior to the firm's engagement, and periodically considers whether a regular rotation of the independent auditors is necessary to assure continuing independence. In accordance with SEC rules and Ernst & Young LLP policies, the firm's lead engagement partner rotates every five years. The Audit Committee and its Chairman are directly involved in the selection of Ernst & Young LLP's lead engagement partner.

The Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company's independent auditors for 2015 is in the best interests of the Company and its stockholders, and the Board is submitting the selection of Ernst & Young LLP for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection of that firm as the Company's independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

Audit and Non-Audit Fees

Audit Fees. The aggregate fees of Ernst & Young LLP for professional services rendered for the (i) audit of the Company's annual consolidated financial statements included in its Annual Report on Form 10-K; (ii) audit of the Company's internal control over financial reporting; (iii) reviews of the Company's quarterly financial statements included in its Quarterly Reports on Form 10-Q; (iv) services rendered to the Company's consolidated subsidiary, Pioneer Southwest, in connection with the review of its quarterly financial statements for 2013; and (v) services in connection with the Company's and Pioneer Southwest's other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the years ended December 31, 2014 and 2013, were $2,632,614 and $2,928,388, respectively.

Audit-Related Fees. The aggregate fees of Ernst & Young LLP for audit-related services provided to the Company totaled $255,895 and $310,154 during each of the years ended December 31, 2014 and 2013, respectively. Audit-related services comprised audits of the Company's 401(k) Plans and certain affiliated partnerships and subsidiaries, and related out-of-pocket expenses.

Tax Fees. The aggregate fees of Ernst & Young LLP for tax services provided to the Company totaled $26,858 and $15,263 during the years ended December 31, 2014 and 2013, respectively. Tax services primarily comprised tax return preparation and review services for the Company's international subsidiaries and consultation on various tax issues.

All Other Fees. The aggregate fees of Ernst & Young LLP for other services provided to the Company during each of the years ended December 31, 2014 and 2013 totaled $1,995. The other services comprised access to Ernst & Young LLP's on-line research services.

Pre-Approval of Audit and Permissible Non-Audit Services

The Charter of the Company's Audit Committee requires that the Audit Committee review the plan, scope and estimated fees of Ernst & Young LLP's audit, audit-related, tax and other services and pre-approve such services. During the year, circumstances may arise when it may become necessary to engage Ernst & Young LLP for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before the Company engages the firm to perform those services. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

All of the services described above under the caption "Audit and Non-Audit Fees" were pre-approved in accordance with the Audit Committee Charter and the Audit Committee's policies.

Recommendation

The Board unanimously recommends that stockholders vote FOR the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2015.

ITEM THREE
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act requires public companies to conduct a separate shareholder advisory vote to approve the compensation of the Company's NEOs, commonly known as a "say-on-pay" proposal. Accordingly, the Board is submitting for an advisory vote a proposal that asks the Company's stockholders to approve the compensation of the NEOs.

The Board recommends that the Company's stockholders vote in favor of the following advisory resolution:

"Resolved, that the stockholders of Pioneer Natural Resources Company approve, on an advisory basis, the compensation paid to the Company's Named Executive Officers, as disclosed in the Proxy Statement for this Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative executive compensation disclosures included in the Proxy Statement for this Annual Meeting."

The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of the NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation Committee. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of the Company's stockholders, and will take into account the outcome of the vote when considering future executive compensation decisions and arrangements. In accordance with the vote of the Company's stockholders in 2011, the Board intends to hold this vote annually, and the next advisory vote to approve named executive officer compensation will occur in 2016.

Recommendation

The Board unanimously recommends that stockholders vote FOR the proposal to approve, on an advisory basis, the named executive officer compensation as described in this Proxy Statement.

ITEM FOUR
STOCKHOLDER PROPOSAL

The Comptroller of the City of New York, as custodian and trustee of the New York City Employees' Retirement System, the New York City Police Pension Fund and custodian of the New York City Board of Education Retirement System, has notified the Company that it intends to present the following proposal at the Annual Meeting. The vote is advisory, which means that the vote is not binding on the Company, the Board or any committee of the Board.

Stockholder Proposal

RESOLVED: Shareholders of Pioneer Natural Resources Company (the "Company") ask the board of directors (the "Board") to adopt, and present for shareholder approval, a "proxy access" bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the "Nominator") that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company's proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a)	have beneficially owned 3% or more of the Company's outstanding common stock continuously for at least three years before submitting the nomination;

b)
give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the "Disclosure"); and

c)
certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator's communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company's proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the "Statement"). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

SUPPORTING STATEMENT

We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute's 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

•	Would "benefit both the markets and corporate boardrooms, with little cost or disruption."

•	Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

The proposed bylaw terms enjoy strong investor support - votes for similar shareholder proposals averaged 55% from 2012 through September 2014 - and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon.

We urge shareholders to vote FOR this proposal.

The Company's Statement In Opposition to the Proposal

THE BOARD OF DIRECTORS OPPOSES THIS STOCKHOLDER PROPOSAL AND UNANIMOUSLY RECOMMENDS A VOTE AGAINST ITEM FOUR.

Summary

After thorough examination and consideration of this issue, the Board of Directors recommends a vote against this proposal for the following reasons:

•
The proposal is unnecessary because the Company's governing documents and policies already provide the Company's stockholders with the opportunity for meaningful input into the director nomination and election process.

•	The Board has repeatedly demonstrated its accountability and responsiveness to stockholders by implementing significant governance and disclosure changes.

•	This proposal, if adopted by the Company, could result in repeated, disruptive and divisive director elections without benefit to the stockholders as a whole.

•
Proxy access sets up a procedure that creates an uneven playing field in which the Company bears substantial expense while a stockholder proponent of nominees need expend little resources to promote their candidacy.

•	To the Company's knowledge, the proponent did not submit this stockholder proposal based on any perceived Company-specific governance problem or shortcoming.

The proposal is unnecessary because the Company's governing documents and policies already provide the Company's stockholders with the opportunity for meaningful input into the director nomination and election process.

The Company's Board of Directors has delegated to its Nominating and Corporate Governance Committee the responsibility to identify, evaluate and recommend nominees for election to the Board. As discussed under "Stockholder Proposals; Identification Of Director Candidates" later in this Proxy Statement, in identifying potential director candidates, the Nominating and Corporate Governance Committee relies on any source available for the identification and recommendation of candidates, including stockholders. The Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not. Additionally, the Company's Certificate of Incorporation permits stockholders to nominate director candidates for consideration at annual stockholder meetings and to solicit proxies in favor of those candidates.

The Nominating and Corporate Governance Committee endeavors to achieve for the Board an overall balance of diversity of experience at policy-making levels with a complimentary mix of skills and professional experience in areas relevant to the Company's business, while also ensuring that the size of the Board is appropriate to function effectively and efficiently. The Board believes that its Nominating and Corporate Governance Committee is in the best position to review and recommend director nominees who have the skills and qualifications to enhance the effectiveness of the Board and who are free from conflicts of interest and will represent the interests of all stockholders and not just those with special interests. Proxy access bypasses the Nominating and Corporate Governance Committee's process by placing directly into nomination candidates who may fail to meet the independence or other qualifications established by the Board or who may fail to contribute to the mix of needed skills and professional experience.

The Board has repeatedly demonstrated its accountability and responsiveness to stockholders.

The Board has repeatedly demonstrated its accountability and responsiveness to stockholders by implementing significant governance and disclosure changes:

•
In 2009, the Company and the Board worked cooperatively with a large stockholder to reorganize the Board by nominating three new directors selected by the stockholder and arranging for four of the Company's then-existing directors to retire from the Board.

•	In 2011, the Board amended the Bylaws to provide for majority voting in the election of directors and also permitted the Company's poison pill rights plan to expire.

•	In 2012 the Company amended its Certificate of Incorporation to declassify the Board and allow for annual election of all directors.

•
In 2013, the Board enhanced its diversity through the appointment of two highly qualified women directors with significant experience in the Company's industry and with expertise in the areas of finance and midstream and downstream operations, respectively.

•	In 2014, the Company significantly enhanced its public disclosure in the areas of sustainability and political contributions in response to stockholder requests.

•	This proxy statement reflects enhancements to the Audit Committee disclosure made in response to a recent stockholder request.

In addition to demonstrating the Board's responsiveness to the Company's stockholders, several of the above governance changes provide stockholders a greatly increased voice in the annual director election process.

This proposal, if adopted by the Company, could result in repeated, expensive, disruptive and divisive director elections without benefit to the stockholders as a whole.

This proposal, if implemented, could have a tremendously disruptive effect by turning director elections into proxy contests, effectively requiring the expenditure of significant management resources in a manner inconsistent with the creation of stockholder value and discouraging qualified directors from serving on the Board. One of the principal reasons that the United States Court of Appeals for the District of Columbia invalidated the SEC's proxy access rule was that the Court determined that the SEC did not adequately assess the potential for increased proxy contests and the increased expenses and distractions resulting from proxy contests.

In addition, stockholder activists could publicize and promote special interest agendas at the expense of the Company's stockholders by nominating directors for the Board, which could lead to the election of "special interest directors" who may be inclined to represent the interests of the stockholders who nominated them and not the interests of all of the Company's stockholders. The nomination of candidates through the proponent's proxy access proposal would convert each such Board election into a contested election in which the proposed director nominees would only need to win a plurality of votes to be elected.

Proxy access sets up a procedure that creates an uneven playing field in which the Company bears substantial expense while a stockholder proponent of nominees need expend little resources to promote their candidacy. Electronic delivery of proxy materials has substantially reduced the cost of third-party solicitations of proxy statements.

Proxy access sets up a procedure that creates an uneven playing field in which the Company bears substantial expense while a stockholder proponent of nominees for election need expend little resources to promote their candidacy. The Company already bears the expense of filing and distributing proxy materials, which would be required to include the proponents' stockholder nominees, and the Board is likely to feel compelled to undertake an additional and expensive campaign to inform stockholders of the reasons the Board's nominees, and not the proponents' nominees, should be elected. Moreover, a stockholder activist seeking to publicize and promote a special interest agenda could use the threat of a contested election solely to extract concessions from the Company relating to that special interest.

The SEC allows such proponents to distribute their proxy materials relating to their director candidates electronically by posting the materials on the Internet and giving stockholders a notice of their availability. Electronic delivery of proxy materials has substantially reduced the mailing and printing costs associated with third party solicitations. By utilizing the additional flexibility provided by electronic delivery of proxy materials, stockholders have a greater ability to express their views on and influence the outcome of annual elections than ever before.

We believe that stockholders holding 3% of the Company's outstanding shares (which would constitute approximately $735 million worth of shares based on the March 26, 2015 closing price), if they have a legitimate interest in selecting directors to sit on the Board, should be financially capable of bearing the expense of soliciting proxies rather than shifting those costs to the Company and, therefore, to its other stockholders.

To the Company's knowledge, the proponent did not submit this stockholder proposal based on any perceived Company-specific governance problem or shortcoming.

The Board is aware that the proponent has submitted this proposal to at least 75 companies in an effort to lead toward the adoption of a standard for public companies, and to the Company's knowledge, the Company was selected solely because of the industry in which it operates. The Board intends to continue to monitor developments in the area of proxy access and to listen to its stockholders, but does not believe that this "one-size-fits-all" approach is in the best interests of the Company's stockholders.

Recommendation

The Board of Directors opposes this stockholder proposal and unanimously recommends that stockholders vote AGAINST the approval of the stockholder proposal.

STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

Stockholder Proposals for the 2016 Annual Meeting

Any stockholder of the Company who desires to submit a proposal for action at the 2016 annual meeting of stockholders and wishes to have the proposal ("Rule 14a-8 Proposal") included in the Company's proxy materials, must follow the procedures set forth in Rule 14-8 under the Exchange Act and must submit the Rule 14a-8 Proposal to the Company at its principal executive offices no later than December 11, 2015, unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company's proxy materials.

In addition to the requirements of Rule 14a-8 of the Exchange Act, stockholders desiring to propose action at the 2016 annual meeting of stockholders must also comply with Article Nine of the Company's Certificate of Incorporation and the Company's Bylaws. In order to submit business to be considered at an annual meeting, a stockholder must submit written notice of the proposed business to the Company no later than 60 days before the annual meeting or, if later, ten days after the first public notice of the annual meeting is sent to stockholders. The stockholder must either be a stockholder of record both at the time the notice is delivered to the Company and at the time of the annual meeting or, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, the beneficial owner must be the beneficial owner of common stock of the Company both at the time of giving of notice and at the time of the annual meeting. The written notice must set forth all of the information required by the Certificate of Incorporation and the Bylaws, including (i) the nature of the proposal with reasonable particularity, including the exact text of the proposal and the reasons for conducting that business at the annual meeting, (ii) the stockholder's name, business and residential addresses and telephone numbers, ownership of the Company's stock and other personal information, and (iii) any interest of the stockholder in the proposed business. The written notice must also set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (i) the name, business address and telephone number and residence address and telephone number of such beneficial owner, (ii) the ownership of the Company's stock by such beneficial owner, if applicable, (iii) a description of any agreement or understanding with respect to the proposal between or among such stockholder and/or such beneficial owner, any of their affiliates, and any others acting in concert with any of them, (iv) a description of any agreement or understanding (including derivative positions or similar rights and borrowed or loaned shares) that has been entered into as of the date of the notice by, or on behalf of, such stockholder and such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Company, (v) a representation that such stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (vi) a representation as to whether such stockholder or such beneficial owner intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to stockholders and/or (y) otherwise to solicit proxies or votes from stockholders in support of the proposal, and (vii) any other information relating to such stockholder and such beneficial owner required to be disclosed in a proxy statement required by Section 14(a) of the Exchange Act. The person presiding at the annual meeting will determine whether business is properly brought before the meeting and will not permit the consideration of any business not properly brought before the meeting.

Under Rule 14a-4(c) of the Exchange Act, the Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2016 annual meeting of stockholders that the stockholder does not seek to have included in the Company's proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how the Board intends to exercise its discretion to vote on the matter, unless the Company is notified of the proposal on or before February 24, 2016, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If the Company first receives notice of the matter after February 24, 2016, and the matter nonetheless is permitted to be presented at the 2016 annual meeting of stockholders, the Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements. "Discretionary voting authority" is the ability to vote proxies that stockholders have executed and submitted to the Company, on matters not specifically reflected in the Company's proxy materials, and on which stockholders have not had an opportunity to vote by proxy.

Written requests for inclusion of any stockholder proposal should be addressed to the Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039. The Company suggests that stockholder proposals be sent by certified mail, return receipt requested.

Director Nominations

The Board has delegated to the Nominating and Corporate Governance Committee the responsibility to identify, evaluate and recommend to the Board nominees for election at the annual meeting of stockholders, as well as for filling vacancies or additions on the Board that may occur between annual meetings. In considering candidates for the Board, the Nominating and Corporate Governance Committee will consider the entirety of each candidate's credentials, including his or her experience, if applicable, as a current director of the Company. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating and Corporate Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board may vary in light of its composition and the Nominating and Corporate Governance Committee's perceptions about future issues and needs. However, while the Nominating and Corporate Governance Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the Nominating and Corporate Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a large U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board duties; and who are likely to be able to serve on the Board for a sustained period.

The Nominating and Corporate Governance Committee endeavors to achieve for the Board an overall balance of diversity of experience at policy-making levels with a complimentary mix of skills and professional experience in areas relevant to the Company's business, while also ensuring that the size of the Board is appropriate to function effectively and efficiently. The Nominating and Corporate Governance Committee believes it has achieved that balance through the representation on the Board of members having experience in the oil and gas industry, including in the areas of operations, engineering, geology, safety, midstream and downstream segments, law, accounting and investment analysis, among other areas.

In identifying potential director candidates, the Nominating and Corporate Governance Committee relies on any source available for the identification and recommendation of candidates, including its directors, officers and stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not. However, in evaluating a candidate's relevant business experience, the Nominating and Corporate Governance Committee may consider previous experience as a member of a board of directors. The Nominating and Corporate Governance Committee will also consider such factors as diversity, including differences in viewpoints, background, education, gender and/or ethnicity, age, and other individual qualifications and attributes. In addition, the Nominating and Corporate Governance Committee from time to time may engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee. The Company is committed to considering candidates for the Board regardless of gender, race, ethnicity and national origin.

Any stockholder desiring to nominate an individual for election to the Board must comply with Article Nine of the Certificate of Incorporation and the Bylaws, as described above with respect to stockholder proposals. To be considered at an annual meeting, a nomination must be submitted in writing to the Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039, no later than 60 days before the annual meeting or, if later, ten days after the first public notice of the annual meeting is sent to stockholders. In addition, the nominating stockholder's notice must set forth all of the information required by, and comply with, the Certificate of Incorporation and the Bylaws, including the following:

•	the nominee's name, address and other personal information;

•	the number of shares of each class and series of stock of the Company beneficially owned by such nominee;

•	the nominating stockholder's name, business and residential addresses and telephone numbers, ownership of the Company's stock and other personal information; and

•	all other information required to be disclosed pursuant to Regulation 14A of the Exchange Act.

Each submission must also include a statement of the qualifications of the nominee, a notarized consent signed by the nominee evidencing a willingness to serve as a director, if elected, and a commitment by the nominee to meet personally with members of the Nominating and Corporate Governance Committee and the Board. In addition, as a condition of nomination, each director nominee must deliver to the Company an irrevocable letter of resignation that becomes effective if the nominee does not receive a majority of the votes cast for his or her election and the Board decides to accept the resignation. The Company may require any proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company or that the Company believes could be material to a reasonable stockholder's understanding of the independence (both from management and from the stockholder or, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, from such beneficial owner) or qualifications of such proposed nominee. The person presiding at the annual meeting will determine whether a nomination is properly brought before the meeting and will not permit the consideration of a nomination not properly brought before the meeting.

SOLICITATION OF PROXIES

Solicitation of Proxies may be made via the internet, by mail, and by personal interview or telephone by officers, directors and regular employees of the Company. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained D.F. King & Co., Inc. to assist in solicitation for a fee estimated not to exceed $10,000. The Company will bear all costs of solicitation.

STOCKHOLDER LIST

In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Irving, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting. The Company's principal executive offices are located at 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039.

ANNUAL REPORT AND OTHER INFORMATION

The Company's 2014 Annual Report to Stockholders, which includes the Company's Annual Report on Form 10-K for the year ended December 31, 2014, is being made available to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 with the SEC. It is available free of charge at the SEC's web site at www.sec.gov. Upon written request by a stockholder, the Company will mail, without charge, a copy of the Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to the Company's expenses in furnishing the requested exhibit. Such requests may be made by writing to the Corporate Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039.

One copy of the Notice, this Proxy Statement and the 2014 Annual Report to Stockholders (the "Proxy Materials") will be sent to stockholders who share an address, unless they have notified the Company that they want to continue receiving multiple packages. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs. If you received a householded mailing this year and you would like to have additional copies of this Proxy Statement and 2014 Annual Report to Stockholders mailed to you or you would like to opt out of this practice for future mailings, the Company will promptly deliver such additional copies to you if you submit your request in writing to Corporate Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039, or call (972) 444-9001. You may also contact the Company in the same manner if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future. The Proxy Materials are also available at www.cstproxy.com/pioneer/2015.

INTERNET AND PHONE VOTING

For shares of stock that are registered in your name, you may vote by internet or phone using procedures provided by the Company's transfer agent, Continental Stock Transfer & Trust Company ("Continental"). Votes submitted by internet or phone must be received by 6:00 p.m., Central Time, on Tuesday, May 19, 2015. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

The internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting by internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from internet access providers and telephone companies.

For shares of stock that are registered in a street name (the stockholder owns shares in the name of a bank, broker or other holder of record on the books of the Company's transfer agent), you will receive instructions with your proxy materials that you must follow in order to have your shares voted. Please review your Proxy or voting instruction card to determine whether you can vote by phone or electronically.

******

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board of Directors,

Mark H. Kleinman
Senior Vice President, General Counsel and Secretary
Irving, Texas
April 9, 2015

VOTE BY INTERNET OR TELEPHONE - QUICK***EASY***IMMEDIATE
PIONEER NATURAL RESOURCES COMPANY
PROXY SOLICITED FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2015

TO VOTE BY INTERNET
www.cstproxyvote.com
Have this proxy card in hand when you access the above website. Follow the instructions on the screen to vote your shares until 6:00 p.m., Central Time, on May 19, 2015.
TO VOTE BY PHONE
Call toll-free (in the U.S.) 1-866-894-0537 to vote your shares until 6:00 p.m., Central Time, on May 19, 2015.
Have this proxy card in hand when you call, and follow the instructions.
Your internet or phone vote works in the same manner as if you marked, signed and returned your proxy card by mail. If you vote by internet or phone, please do not return the card below.
TO VOTE BY MAIL
Mark, sign and date the proxy card below, and return it in the postage-paid envelope provided.

FOLD HERE AND READ THE REVERSE SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
PROXY BY MAIL
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE “FOR” THE PROPOSALS AS TO ITEMS 1, 2 AND 3; AND “AGAINST” THE PROPOSAL AS TO ITEM 4. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.               Please mark your votes like this [ X ]

ITEM 1 - ELECTION OF DIRECTORS
Edison C. Buchanan
[ ] FOR [ ] AGAINST [ ] ABSTAIN
Andrew F. Cates
[ ] FOR [ ] AGAINST [ ] ABSTAIN
Timothy L. Dove
[ ] FOR [ ] AGAINST [ ] ABSTAIN
Phillip A. Gobe
[ ] FOR [ ] AGAINST [ ] ABSTAIN
Larry R. Grillot
[ ] FOR [ ] AGAINST [ ] ABSTAIN
Stacy P. Methvin
[ ] FOR [ ] AGAINST [ ] ABSTAIN
Royce W. Mitchell
[ ] FOR [ ] AGAINST [ ] ABSTAIN
Frank A. Risch
[ ] FOR [ ] AGAINST [ ] ABSTAIN
Scott D. Sheffield
[ ] FOR [ ] AGAINST [ ] ABSTAIN
J. Kenneth Thompson
[ ] FOR [ ] AGAINST [ ] ABSTAIN
Phoebe A. Wood
[ ] FOR [ ] AGAINST [ ] ABSTAIN

ITEM 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
[ ] FOR [ ] AGAINST [ ] ABSTAIN

ITEM 3 - ADVISORY VOTE TO APPROVE EXECUTIVE OFFICER COMPENSATION
[ ] FOR [ ] AGAINST [ ] ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 4.

ITEM 4 - STOCKHOLDER PROPOSAL RELATING TO PROXY ACCESS
[ ] FOR [ ] AGAINST [ ] ABSTAIN

IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

IF YOU WISH TO VOTE BY INTERNET OR PHONE, PLEASE READ THE INSTRUCTIONS ABOVE.

Signature _________________________ Signature ___________________________ Date ________

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in full corporate or partnership name by duly authorized officer and give title.

If you have received a paper copy of the proxy materials, you may elect to receive future proxy materials by email. Making this election will conserve both resources and the environmental impact of printing and mailing hard copies of proxy material, thus saving trees, energy used and solid waste.

If you choose to elect email delivery, please call Continental Stock Transfer at 1-888-509-5586 and provide your email address.

Access to Pioneer stockholder account information and other stockholder services are available on the internet!

Visit Continental Stock Transfer's website at
www.continentalstock.com
for their Internet Stockholder Service - ContinentaLink

Through this service, shareholders can change addresses, receive electronic forms and view account transaction history and dividend history.

To access this service, visit the website listed above. Choose “Shareholders” at the top of the home page, select “Shareholder Login.” From there, you can either “View a Sample Account” or you can register (choose “First Time Visitor” then “New Member Sign-Up”). Guidance is provided on the website.

FOLD HERE - DO NOT SEPARATE - INSERT IN ENVELOPE PROVIDED
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PIONEER NATURAL RESOURCES COMPANY

The undersigned hereby appoints Richard P. Dealy and Mark S. Berg, and each of them, as attorneys in fact and proxies with full power of substitution and revocation as to each of them, to represent the undersigned and to vote, as designated on the reverse side of this form, all the shares of common stock of Pioneer Natural Resources Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 20, 2015, and any adjournment or postponement thereof, upon the matters set forth on the reverse side.

(Continued, and to be marked, dated and signed, on the other side)

VOTE BY INTERNET OR TELEPHONE - QUICK***EASY***IMMEDIATE
PIONEER NATURAL RESOURCES COMPANY
PROXY SOLICITED FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2015

TO VOTE BY INTERNET
www.cstproxyvote.com
Have this proxy card in hand when you access the above website. Follow the instructions on the screen to vote your shares until 6:00 p.m., Central Time, on May 19, 2015.
TO VOTE BY PHONE
Call toll-free (in the U.S.) 1-866-894-0537 to vote your shares until 6:00 p.m., Central Time, on May 19, 2015.
Have this proxy card in hand when you call, and follow the instructions.
Your internet or phone vote works in the same manner as if you marked, signed and returned your proxy card by mail. If you vote by internet or phone, please do not return the card below.
TO VOTE BY MAIL
Mark, sign and date the proxy card below, and return it in the postage-paid envelope provided.

FOLD HERE AND READ THE REVERSE SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
PROXY BY MAIL
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE “FOR” THE PROPOSALS AS TO ITEMS 1, 2 AND 3; AND “AGAINST” THE PROPOSAL AS TO ITEM 4. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.               Please mark your votes like this [ X ]

ITEM 1 - ELECTION OF DIRECTORS
Edison C. Buchanan
[ ] FOR [ ] AGAINST [ ] ABSTAIN
Andrew F. Cates
[ ] FOR [ ] AGAINST [ ] ABSTAIN
Timothy L. Dove
[ ] FOR [ ] AGAINST [ ] ABSTAIN
Phillip A. Gobe
[ ] FOR [ ] AGAINST [ ] ABSTAIN
Larry R. Grillot
[ ] FOR [ ] AGAINST [ ] ABSTAIN
Stacy P. Methvin
[ ] FOR [ ] AGAINST [ ] ABSTAIN
Royce W. Mitchell
[ ] FOR [ ] AGAINST [ ] ABSTAIN
Frank A. Risch
[ ] FOR [ ] AGAINST [ ] ABSTAIN
Scott D. Sheffield
[ ] FOR [ ] AGAINST [ ] ABSTAIN
J. Kenneth Thompson
[ ] FOR [ ] AGAINST [ ] ABSTAIN
Phoebe A. Wood
[ ] FOR [ ] AGAINST [ ] ABSTAIN

ITEM 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
[ ] FOR [ ] AGAINST [ ] ABSTAIN

ITEM 3 - ADVISORY VOTE TO APPROVE EXECUTIVE OFFICER COMPENSATION
[ ] FOR [ ] AGAINST [ ] ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 4.

ITEM 4 - STOCKHOLDER PROPOSAL RELATING TO PROXY ACCESS
[ ] FOR [ ] AGAINST [ ] ABSTAIN

IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

IF YOU WISH TO VOTE BY INTERNET OR PHONE, PLEASE READ THE INSTRUCTIONS ABOVE.

Signature _________________________ Signature ___________________________ Date ________

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in full corporate or partnership name by duly authorized officer and give title.

If you have received a paper copy of the proxy materials, you may elect to receive future proxy materials by email. Making this election will conserve both resources and the environmental impact of printing and mailing hard copies of proxy material, thus saving trees, energy used and solid waste.

If you choose to elect email delivery, please call Continental Stock Transfer at 1-888-509-5586 and provide your email address.

Access to Pioneer stockholder account information and other stockholder services are available on the internet!

Visit Continental Stock Transfer's website at
www.continentalstock.com
for their Internet Stockholder Service - ContinentaLink

Through this service, shareholders can change addresses, receive electronic forms and view account transaction history and dividend history.

To access this service, visit the website listed above. Choose “Shareholders” at the top of the home page, select “Shareholder Login.” From there, you can either “View a Sample Account” or you can register (choose “First Time Visitor” then “New Member Sign-Up”). Guidance is provided on the website.

FOLD HERE - DO NOT SEPARATE - INSERT IN ENVELOPE PROVIDED
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PIONEER NATURAL RESOURCES COMPANY

The undersigned hereby appoints Richard P. Dealy and Mark S. Berg, and each of them, as attorneys in fact and proxies with full power of substitution and revocation as to each of them, to represent the undersigned and to vote, as designated on the reverse side of this form, all the shares of common stock of Pioneer Natural Resources Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 20, 2015, and any adjournment or postponement thereof, upon the matters set forth on the reverse side.

(Continued, and to be marked, dated and signed, on the other side)